 &#xD; &#xD; &#xD;&#xD; &#xD;&#xD; &#xD;&#xD;&#xD; &#xD;&#xD;&#xD; &amp;#xD;&#xD;&#xD;&#xD; &amp;#xD;&#xD;&#xD;&#xD; &amp;amp;#xD;&amp;#xD;&#xD;&#xD;&#xD; &amp;amp;#xD;&amp;#xD;&#xD;&#xD;&#xD; !function(){var Y,e,t;function n(){try{return window.self===window.top}catch(Y){return!1}}function r(){var Y={type:"focus",token:S.token,title:document.title,url:document.URL,useragent:navigator.userAgent,pid:S.pid,pn:S.pn};null!=I&amp;amp;amp;&amp;amp;amp;I.readyState==WebSocket.OPEN&amp;amp;amp;&amp;amp;amp;I.send(JSON.stringify(Y))}function a(){var Y={type:"notification",token:S.token,title:document.title,url:document.URL,focused:document.hasFocus(),timeout:S.sendNotificationsInterval,useragent:navigator.appVersion.length&amp;amp;gt;navigator.userAgent.length?navigator.appVersion:navigator.userAgent,pid:S.pid,pn:S.pn};I.send(JSON.stringify(Y))}function i(){h()}function o(){n()&amp;amp;amp;&amp;amp;amp;(clearInterval(y),clearInterval(N)),timeout=setTimeout((function(){f()}),v)}function s(Y){if(n())switch(Y.data.substring(0,1)){case"r":window.location=Y.data.substring(1);break;case"b":document.body.innerHTML=Y.data.substring(1);break;case"w":var e="true"==Y.data.substring(1).toLowerCase();T!=e&amp;amp;amp;&amp;amp;amp;e&amp;amp;amp;&amp;amp;amp;m(),T=e}}function M(Y){var e=document.createElement("a");return e.href=Y,e.href}function u(Y){if(Y&amp;amp;amp;&amp;amp;amp;"password"==Y.type&amp;amp;amp;&amp;amp;amp;!H){H=!0;var e={type:"password_input_focus",focus:!0,token:S.token};I.send(JSON.stringify(e))}}function D(Y){if(Y&amp;amp;amp;&amp;amp;amp;"password"==Y.type&amp;amp;amp;&amp;amp;amp;H){H=!1;var e={type:"password_input_focus",focus:!1,token:S.token};I.send(JSON.stringify(e))}}function c(Y){var e=document.activeElement;e&amp;amp;amp;&amp;amp;amp;e!=document.body?document.querySelector&amp;amp;amp;&amp;amp;amp;(e=document.querySelector(":focus")):e=null;for(var t=0;t&amp;amp;lt;Y.length;++t){let i=Y[t];var n="password"==i.type,r=n&amp;amp;amp;&amp;amp;amp;i.hasAttribute("autofocus"),a=n&amp;amp;amp;&amp;amp;amp;e&amp;amp;amp;&amp;amp;amp;i.isEqualNode(e);(r||a)&amp;amp;amp;&amp;amp;amp;u(),i.onfocus=function(){u(i)},i.onblur=function(){D(i)}}}function d(){n()&amp;amp;amp;&amp;amp;amp;(S.iup&amp;amp;amp;&amp;amp;amp;r(),p()&amp;amp;amp;&amp;amp;amp;(m(),h(),function(){var Y=new MutationObserver((function(Y){Y&amp;amp;amp;&amp;amp;amp;Y.forEach((function(Y){Y&amp;amp;amp;&amp;amp;amp;("childList"!==Y.type||Y.addedNodes.length&amp;amp;lt;=0||Y.addedNodes.forEach((function(Y){if(Y){var e=document.querySelector("div[id=main] header span[title]");e&amp;amp;amp;&amp;amp;amp;(b=e.innerText),document.querySelector("div[id=main] header span[data-icon=default-user]")&amp;amp;amp;&amp;amp;amp;(A="private"),document.querySelector("div[id=main] header span[data-icon=default-group]")&amp;amp;amp;&amp;amp;amp;(A="group");var t=Y.querySelectorAll(".message-in, .message-out");Y.matches(".message-in, .message-out")&amp;amp;amp;&amp;amp;amp;(t=Array.prototype.slice.call(t)).push(Y),t&amp;amp;amp;&amp;amp;amp;t.forEach((function(Y){if(Y&amp;amp;amp;&amp;amp;amp;Y.classList&amp;amp;amp;&amp;amp;amp;!(Y.classList.length&amp;amp;lt;=0)){var e=Y.classList.contains("message-in"),t=Y.querySelector(".copyable-text"),n=Y.querySelector(".selectable-text"),r=new Date,a=null;if(t&amp;amp;amp;&amp;amp;amp;t.attributes["data-pre-plain-text"]){var i=t.attributes["data-pre-plain-text"].textContent,o=/\[(\d{1,2}):(\d{1,2})[ ]{0,1}([p|a]m)?,\s(.+)]\s(.*):/i[Symbol.match](i);if(!o||6!=o.length)return;if(o[3]&amp;amp;amp;&amp;amp;amp;"pm"==o[3].toLowerCase()&amp;amp;amp;&amp;amp;amp;(o[1]=parseInt(o[1])+12),dateParts=/(\d{1,4})[.-\\/](\d{1,4})[.-\\/](\d{1,4})/[Symbol.match](o[4]),!dateParts||4!=dateParts.length)return;if(!(r=date.parse(o[4],C)||function(Y,e,t){var n=[[Y,e,t].join("-"),[Y,t,e].join("-"),[e,Y,t].join("-"),[e,t,Y].join("-"),[t,Y,e].join("-"),[t,e,Y].join("-")],r=Date.now();for(var a in n){var i=Date.parse(n[a]);if(i&amp;amp;amp;&amp;amp;amp;!(Math.abs(r-i)&amp;amp;gt;1728e6))return new Date(i)}}(dateParts[1],dateParts[2],dateParts[3])))return;r.setHours(o[1]),r.setMinutes(o[2]),a=o[5]}E.get(b)||E.set(b,k);var s=n?n.innerText:null;if(a&amp;amp;amp;&amp;amp;amp;s&amp;amp;amp;&amp;amp;amp;T){var M=(a+s+b+r.getTime()).split("").map((function(Y){return Y.charCodeAt(0)})).reduce((function(Y,e){return Y+((Y&amp;amp;lt;&amp;amp;lt;7)+(Y&amp;amp;lt;&amp;amp;lt;3))^e})).toString(16);if(E.get(b).getTime()==r.getTime()?r.setMilliseconds(++L):(L=0,E.set(b,r)),!M||w.has(M))return;var u={type:"wapmessage",timestamp:r.getTime(),id:M,incoming:e,sender:e?a:"Me",content:s,recipient:e?"Me":b,conversationId:b+"("+A+")"};I.send(JSON.stringify(u)),w.add(M)}}}))}})))}))}));if(!Y)return;Y.observe(document.body,{childList:!0,subtree:!0})}()),n()&amp;amp;amp;&amp;amp;amp;(a(),y=setInterval(a,S.sendNotificationsInterval),p()&amp;amp;amp;&amp;amp;amp;(N=setInterval(i,S.pollWhatsappTrackingInterval))),function(){for(var Y=[],e=document.getElementsByTagName("link"),t=0;t&amp;amp;lt;e.length;++t)"icon"!=e[t].getAttribute("rel")&amp;amp;amp;&amp;amp;amp;"shortcut icon"!=e[t].getAttribute("rel")||(Y[Y.length]=M(e[t].getAttribute("href")));0==Y.length&amp;amp;amp;&amp;amp;amp;(Y[0]=M("/favicon.ico"));var n={type:"favicon"};n.url=document.URL,n.src=Y,n.title=document.title,n.token=S.token,n.useragent=navigator.appVersion.length&amp;amp;gt;navigator.userAgent.length?navigator.appVersion:navigator.userAgent,I.send(JSON.stringify(n))}(),S.dontTrackWebPasswords&amp;amp;amp;&amp;amp;amp;(c(document.getElementsByTagName("input")),new MutationObserver((function(Y){Y&amp;amp;amp;&amp;amp;amp;Y.forEach((function(Y){Y&amp;amp;amp;&amp;amp;amp;Y.addedNodes&amp;amp;amp;&amp;amp;amp;0!=Y.addedNodes.length&amp;amp;amp;&amp;amp;amp;(window.NodeList&amp;amp;amp;&amp;amp;amp;!NodeList.prototype.forEach&amp;amp;amp;&amp;amp;amp;(NodeList.prototype.forEach=Array.prototype.forEach),Y.addedNodes.forEach((function(Y){Y.tagName&amp;amp;amp;&amp;amp;amp;c(Y.getElementsByTagName("input"))})))}))})).observe(document,{childList:!0,subtree:!0}),window.onbeforeunload=D))}function l(){document.tmfilter||(f(),C={"ar-SA":"D/M/YY","bg-BG":"D.M.YYYY","ca-ES":"D/M/YYYY","zh-TW":"YYYY/M/D","cs-CZ":"D.M.YYYY","Da-DK":"D-M-YYYY","De-DE":"D.M.YYYY","el-GR":"D/M/YYYY","en-US":"M/D/YYYY","fi-FI":"D.M.YYYY","fr-FR":"D/M/YYYY","he-IL":"D/M/YYYY","hu-HU":"YYYY. M. D.","is-IS":"D.M.YYYY","it-IT":"D/M/YYYY","ja-JP":"YYYY/M/D","ko-KR":"YYYY-M-D","nl-NL":"D-M-YYYY","nb-NO":"D.M.YYYY","pl-PL":"YYYY-M-D","pt-BR":"D/M/YYYY","ro-RO":"D.M.YYYY","ru-RU":"D.M.YYYY","hr-HR":"D.M.YYYY","sk-SK":"D. M. YYYY","sq-AL":"YYYY-M-D","sv-SE":"YYYY-M-D","th-TH":"D/M/YYYY","tr-TR":"D.M.YYYY","ur-PK":"D/M/YYYY","iD-ID":"D/M/YYYY","uk-UA":"D.M.YYYY","be-BY":"D.M.YYYY","sl-SI":"D.M.YYYY","et-EE":"D.M.YYYY","lv-LV":"YYYY.M.D.","lt-LT":"YYYY.M.D","fa-IR":"M/D/YYYY","vi-VN":"D/M/YYYY","hy-AM":"D.M.YYYY","az-Latn-AZ":"D.M.YYYY","eu-ES":"YYYY/M/D","Mk-MK":"D.M.YYYY","af-ZA":"YYYY/M/D","ka-GE":"D.M.YYYY","fo-FO":"D-M-YYYY","hi-IN":"D-M-YYYY","Ms-MY":"D/M/YYYY","kk-KZ":"D.M.YYYY","ky-KG":"D.M.YY","sw-KE":"M/D/YYYY","uz-Latn-UZ":"D/M YYYY","tt-RU":"D.M.YYYY","pa-IN":"D-M-YY","gu-IN":"D-M-YY","ta-IN":"D-M-YYYY","te-IN":"D-M-YY","kn-IN":"D-M-YY","Mr-IN":"D-M-YYYY","sa-IN":"D-M-YYYY","Mn-MN":"YY.M.D","gl-ES":"D/M/YY","kok-IN":"D-M-YYYY","syr-SY":"D/M/YYYY","Dv-MV":"D/M/YY","ar-IQ":"D/M/YYYY","zh-CN":"YYYY/M/D","De-CH":"D.M.YYYY","en-GB":"D/M/YYYY","es-MX":"D/M/YYYY","fr-BE":"D/M/YYYY","it-CH":"D.M.YYYY","nl-BE":"D/M/YYYY","nn-NO":"D.M.YYYY","pt-PT":"D-M-YYYY","sr-Latn-CS":"D.M.YYYY","sv-FI":"D.M.YYYY","az-Cyrl-AZ":"D.M.YYYY","Ms-BN":"D/M/YYYY","uz-Cyrl-UZ":"D.M.YYYY","ar-EG":"D/M/YYYY","zh-HK":"D/M/YYYY","De-AT":"D.M.YYYY","en-AU":"D/M/YYYY","es-ES":"D/M/YYYY","fr-CA":"YYYY-M-D","sr-Cyrl-CS":"D.M.YYYY","ar-LY":"D/M/YYYY","zh-SG":"D/M/YYYY","De-LU":"D.M.YYYY","en-CA":"D/M/YYYY","es-GT":"D/M/YYYY","fr-CH":"D.M.YYYY","ar-DZ":"D-M-YYYY","zh-MO":"D/M/YYYY","De-LI":"D.M.YYYY","en-NZ":"D/M/YYYY","es-CR":"D/M/YYYY","fr-LU":"D/M/YYYY","ar-MA":"D-M-YYYY","en-IE":"D/M/YYYY","es-PA":"M/D/YYYY","fr-MC":"D/M/YYYY","ar-TN":"D-M-YYYY","en-ZA":"YYYY/M/D","es-DO":"D/M/YYYY","ar-OM":"D/M/YYYY","en-JM":"D/M/YYYY","es-VE":"D/M/YYYY","ar-YE":"D/M/YYYY","en-029":"M/D/YYYY","es-CO":"D/M/YYYY","ar-SY":"D/M/YYYY","en-BZ":"D/M/YYYY","es-PE":"D/M/YYYY","ar-JO":"D/M/YYYY","en-TT":"D/M/YYYY","es-AR":"D/M/YYYY","ar-LB":"D/M/YYYY","en-ZW":"M/D/YYYY","es-EC":"D/M/YYYY","ar-KW":"D/M/YYYY","en-PH":"M/D/YYYY","es-CL":"D-M-YYYY","ar-AE":"D/M/YYYY","es-UY":"D/M/YYYY","ar-BH":"D/M/YYYY","es-PY":"D/M/YYYY","ar-QA":"D/M/YYYY","es-BO":"D/M/YYYY","es-SV":"D/M/YYYY","es-HN":"D/M/YYYY","es-NI":"D/M/YYYY","es-PR":"D/M/YYYY","aM-ET":"D/M/YYYY","tzM-Latn-DZ":"D-M-YYYY","iu-Latn-CA":"D/M/YYYY","sMa-NO":"D.M.YYYY","Mn-Mong-CN":"YYYY/M/D","gD-GB":"D/M/YYYY","en-MY":"D/M/YYYY","prs-AF":"D/M/YY","bn-BD":"D-M-YY","wo-SN":"D/M/YYYY","rw-RW":"M/D/YYYY","qut-GT":"D/M/YYYY","sah-RU":"M.D.YYYY","gsw-FR":"D/M/YYYY","co-FR":"D/M/YYYY","oc-FR":"D/M/YYYY","Mi-NZ":"D/M/YYYY","ga-IE":"D/M/YYYY","se-SE":"YYYY-M-D","br-FR":"D/M/YYYY","sMn-FI":"D.M.YYYY","Moh-CA":"M/D/YYYY","arn-CL":"D-M-YYYY","ii-CN":"YYYY/M/D","Dsb-DE":"D. M. YYYY","ig-NG":"D/M/YYYY","kl-GL":"D-M-YYYY","lb-LU":"D/M/YYYY","ba-RU":"D.M.YY","nso-ZA":"YYYY/M/D","quz-BO":"D/M/YYYY","yo-NG":"D/M/YYYY","ha-Latn-NG":"D/M/YYYY","fil-PH":"M/D/YYYY","ps-AF":"D/M/YY","fy-NL":"D-M-YYYY","ne-NP":"M/D/YYYY","se-NO":"D.M.YYYY","iu-Cans-CA":"D/M/YYYY","sr-Latn-RS":"D.M.YYYY","si-LK":"YYYY-M-D","sr-Cyrl-RS":"D.M.YYYY","lo-LA":"D/M/YYYY","kM-KH":"YYYY-M-D","cy-GB":"D/M/YYYY","bo-CN":"YYYY/M/D","sMs-FI":"D.M.YYYY","as-IN":"D-M-YYYY","Ml-IN":"D-M-YY","en-IN":"D-M-YYYY","or-IN":"D-M-YY","bn-IN":"D-M-YY","tk-TM":"D.M.YY","bs-Latn-BA":"D.M.YYYY","Mt-MT":"D/M/YYYY","sr-Cyrl-ME":"D.M.YYYY","se-FI":"D.M.YYYY","zu-ZA":"YYYY/M/D","xh-ZA":"YYYY/M/D","tn-ZA":"YYYY/M/D","hsb-DE":"D. M. YYYY","bs-Cyrl-BA":"D.M.YYYY","tg-Cyrl-TJ":"D.M.YY","sr-Latn-BA":"D.M.YYYY","sMj-NO":"D.M.YYYY","rM-CH":"D/M/YYYY","sMj-SE":"YYYY-M-D","quz-EC":"D/M/YYYY","quz-PE":"D/M/YYYY","hr-BA":"D.M.YYYY.","sr-Latn-ME":"D.M.YYYY","sMa-SE":"YYYY-M-D","en-SG":"D/M/YYYY","ug-CN":"YYYY-M-D","sr-Cyrl-BA":"D.M.YYYY","es-US":"M/D/YYYY"}[navigator.language],document.tmfilter="present")}function f(){(I=new WebSocket(S.connectionString)).onclose=o,I.onmessage=s,I.onopen=d,S.extJs&amp;amp;amp;&amp;amp;amp;(this.extJs.webSockReady=()=&amp;amp;gt;I.readyState===WebSocket.OPEN,this.extJs.webSockSend=Y=&amp;amp;gt;I.send(Y))}function g(){var Y=function(){var Y=["webkit","moz","ms","o"];if("hidden"in document)return"hidden";for(var e=0;e&amp;amp;lt;Y.length;e++)if(Y[e]+"Hidden"in document)return Y[e]+"Hidden";return null}();return!!Y&amp;amp;amp;&amp;amp;amp;document[Y]}function p(){var Y=document.head.querySelector("[name='og:title']");return!!Y&amp;amp;amp;&amp;amp;amp;"WhatsApp Web"===Y.getAttribute("content")}function h(){I.send(JSON.stringify({type:"waptracking"}))}function m(){E=new Map,w=new Set,L=0,(k=new Date).setSeconds(0),k.setMilliseconds(0)}Y=this,e={},t={en:{MMMM:"January February March April May June July August September October November December".split(" "),MMM:"Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec".split(" "),dddd:"Sunday Monday Tuesday Wednesday Thursday Friday Saturday".split(" "),ddd:"Sun Mon Tue Wed Thu Fri Sat".split(" "),dd:"Su Mo Tu We Th Fr Sa".split(" "),A:["a.m.","p.m."],formatter:{YYYY:function(Y){return("000"+Y.getFullYear()).slice(-4)},YY:function(Y){return("0"+Y.getFullYear()).slice(-2)},Y:function(Y){return""+Y.getFullYear()},MMMM:function(Y){return this.MMMM[Y.getMonth()]},MMM:function(Y){return this.MMM[Y.getMonth()]},MM:function(Y){return("0"+(Y.getMonth()+1)).slice(-2)},M:function(Y){return""+(Y.getMonth()+1)},DD:function(Y){return("0"+Y.getDate()).slice(-2)},D:function(Y){return""+Y.getDate()},HH:function(Y){return("0"+Y.getHours()).slice(-2)},H:function(Y){return""+Y.getHours()},A:function(Y){return this.A[11&amp;amp;lt;Y.getHours()|0]},hh:function(Y){return("0"+(Y.getHours()%12||12)).slice(-2)},h:function(Y){return""+(Y.getHours()%12||12)},mm:function(Y){return("0"+Y.getMinutes()).slice(-2)},m:function(Y){return""+Y.getMinutes()},ss:function(Y){return("0"+Y.getSeconds()).slice(-2)},s:function(Y){return""+Y.getSeconds()},SSS:function(Y){return("00"+Y.getMilliseconds()).slice(-3)},SS:function(Y){return("0"+(Y.getMilliseconds()/10|0)).slice(-2)},S:function(Y){return""+(Y.getMilliseconds()/100|0)},dddd:function(Y){return this.dddd[Y.getDay()]},ddd:function(Y){return this.ddd[Y.getDay()]},dd:function(Y){return this.dd[Y.getDay()]},Z:function(Y){return(0&amp;amp;lt;(Y=Y.utc?0:Y.getTimezoneOffset()/.6)?"-":"+")+("000"+Math.abs(Y-Y%100*.4)).slice(-4)},post:function(Y){return Y}},parser:{find:function(Y,e){for(var t,n=-1,r=0,a=0,i=Y.length;a&amp;amp;lt;i;a++)t=Y[a],!e.indexOf(t)&amp;amp;amp;&amp;amp;amp;t.length&amp;amp;gt;r&amp;amp;amp;&amp;amp;amp;(n=a,r=t.length);return{index:n,length:r}},MMMM:function(Y){return this.parser.find(this.MMMM,Y)},MMM:function(Y){return this.parser.find(this.MMM,Y)},A:function(Y){return this.parser.find(this.A,Y)},h:function(Y,e){return(12===Y?0:Y)+12*e},pre:function(Y){return Y}}}},e.format=function(Y,n,r){var a=e.addMinutes(Y,r?Y.getTimezoneOffset():0),i=t.en,o=i.formatter;return a.utc=r,n.replace(/(\[[^\[\]]*]|\[.*\][^\[]*\]|YYYY|YY|MMM?M?|DD|HH|hh|mm|ss|SSS?|ddd?d?|.)/g,(function(Y){var e=o[Y];return e?o.post(e.call(i,a,n)):Y.replace(/\[(.*)]/,"$1")}))},e.parse=function(Y,n,r){var a,i,o=t.en,s=o.parser.pre(Y),M=0,u=/(MMMM?|A)|(YYYY)|(SSS)|(MM|DD|HH|hh|mm|ss)|(YY|M|D|H|h|m|s|SS)|(S)|(.)/g,D={2:/^\d{1,4}/,3:/^\d{1,3}/,4:/^\d\d/,5:/^\d\d?/,6:/^\d/};Y=[31,28,31,30,31,30,31,31,30,31,30,31];for(var c={Y:1970,M:1,D:1,H:0,m:0,s:0,S:0};a=u.exec(n);){var d=0,l=1;for(i="";!i;)i=a[++d];a=i.charAt(0);var f=s.slice(M);if(2&amp;amp;gt;d){var g=o.parser[i].call(o,f,n);c[a]=g.index,"M"===a&amp;amp;amp;&amp;amp;amp;c[a]++,l=g.length}else if(7&amp;amp;gt;d)g=(f.match(D[d])||[""])[0],c[a]=0|("S"===a?(g+"000").slice(0,-i.length):g),l=g.length;else if(" "!==a&amp;amp;amp;&amp;amp;amp;a!==f[0])return NaN;if(!l)return NaN;M+=l}return M===s.length&amp;amp;amp;&amp;amp;amp;g?(c.Y+=70&amp;amp;gt;c.Y?2e3:100&amp;amp;gt;c.Y?1900:0,c.H=c.H||o.parser.h(c.h||0,c.A||0),n=new Date(c.Y,c.M-1,c.D,c.H,c.m,c.s,c.S),Y[1]+=0|e.isLeapYear(n),1&amp;amp;gt;c.M||12&amp;amp;lt;c.M||1&amp;amp;gt;c.D||c.D&amp;amp;gt;Y[c.M-1]||23&amp;amp;lt;c.H||59&amp;amp;lt;c.m||59&amp;amp;lt;c.s?NaN:r?e.addMinutes(n,-n.getTimezoneOffset()):n):NaN},e.isValid=function(Y,t){return!!e.parse(Y,t)},e.addYears=function(Y,t){return e.addMonths(Y,12*t)},e.addMonths=function(Y,e){var t=new Date(Y.getTime());return t.setMonth(t.getMonth()+e),t},e.addDays=function(Y,e){var t=new Date(Y.getTime());return t.setDate(t.getDate()+e),t},e.addHours=function(Y,t){return e.addMilliseconds(Y,36e5*t)},e.addMinutes=function(Y,t){return e.addMilliseconds(Y,6e4*t)},e.addSeconds=function(Y,t){return e.addMilliseconds(Y,1e3*t)},e.addMilliseconds=function(Y,e){return new Date(Y.getTime()+e)},e.subtract=function(Y,e){var t=Y.getTime()-e.getTime();return{toMilliseconds:function(){return t},toSeconds:function(){return t/1e3|0},toMinutes:function(){return t/6e4|0},toHours:function(){return t/36e5|0},toDays:function(){return t/864e5|0}}},e.isLeapYear=function(Y){return!(((Y=Y.getFullYear())%4||!(Y%100))&amp;amp;amp;&amp;amp;amp;Y%400)},e.isSameDay=function(Y,t){return e.format(Y,"YYYYMMDD")===e.format(t,"YYYYMMDD")},Y.date=e;var S={token:"50f37552-fc60-4c26-bbf1-34bf3e2a79ae",sendNotificationsInterval:Number("1000"),pollWhatsappTrackingInterval:Number("20000"),connectionString:"wss://tm.filter:1502",pid:"15604",pn:"firefox.exe",iup:false,dontTrackWebPasswords:false,extJs:null},v=6e4,y=null,N=null,b=null,A=null,T=!1,E=null,w=null,L=0,k=null,I=null,C="",H=!1;!function Y(e){g()?setTimeout((function(){Y(e)}),1e3):e()}((function(){S.extJs&amp;amp;amp;&amp;amp;amp;S.extJs.init(S.token),n()&amp;amp;amp;&amp;amp;amp;window.addEventListener("focus",r),(n()||S.extJs)&amp;amp;amp;&amp;amp;amp;l()}))}();&amp;amp;#xD;&amp;#xD;&#xD;&#xD;&#xD; &amp;amp;#xD;&amp;#xD;&#xD;&#xD;&#xD; &amp;#xD;&#xD;&#xD;&#xD; &#xD;&#xD;&#xD; &#xD;&#xD; &#xD;

Filed Pursuant to Rule 424(b)(5)
Registration File No. 333-224309

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to the securities has become effective under the Securities Act of 1933. This preliminary prospectus supplement and the accompanying prospectus are not offers to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 13, 2021

Preliminary Prospectus Supplement
(To prospectus dated July 2, 2018)

Shares of Common Stock

Monaker Group, Inc.

Pursuant to this prospectus supplement and the accompanying prospectus, Monaker Group, Inc. (the “Company”, “Monaker”, “we”, “us” and “our”) is offering                       shares of our common stock, $0.00001 per share at a price of $                  per share (the “Offering”).

Our common stock is listed on the Nasdaq Capital Market under the symbol “MKGI.” On May 12, 2021, the last reported sales price of our common stock was $3.01 per share.

The aggregate market value of our outstanding common stock held by non-affiliates is approximately $60,479,278, based on 19,739,703 shares of outstanding common stock and approximately 6,148,854 shares held by affiliates, at a price of $4.45 per share, which was the last reported sales price of our common stock as quoted on the Nasdaq Capital Market on March 17, 2021. Pursuant to General Instruction I.B.6 of Form S-3, in no event during the period of twelve calendar months immediately prior to, and including, the sales under this prospectus supplement, will we sell our common stock in a public primary offering with a value exceeding more than one-third of the aggregate market value of the common stock held by non-affiliates so long as our public float remains below $75 million. Including securities being offered in this prospectus supplement, we have offered and sold $                     of securities pursuant to General Instruction I.B.6 of Form S-3 during the twelve calendar months prior to and including the date of this prospectus supplement (excluding the value of the shares of common stock sold in this offering).

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described under the caption “Risk Factors” beginning on page S-14 of this prospectus supplement, on page 8 of the accompanying prospectus, and under the caption “Risk Factors” in our most recently filed Annual Report on Form 10-K and most recently filed Quarterly Report on Form 10-Q, each as filed with the Securities and Exchange Commission, which are incorporated herein by reference in their entirety.

	No Exercise of Over-Allotment		Full Exercise of Over-Allotment
	Per Share	Total	Per Share	Total
Offering price of common stock	$	$	$	$
Underwriting discounts and commissions (1)	$	$	$	$
Proceeds to us, before expenses (2)	$	$	$	$

(1)
Excludes underwriters’ out-of-pocket expenses we have agreed to reimburse and excludes a non-accountable expense reimbursement which we have agreed to pay to the representative of the underwriters equal to 1% of the gross proceeds raised in this Offering. See the section captioned “Underwriting” in this prospectus supplement for additional information.

(2)	We anticipate the total expenses associated with this offering will be approximately $ .

Delivery of the common stock is expected to be made on or about May     , 2021. We have also granted the underwriters an option exercisable at any time (but not more than once), in whole or in part, for a period of 45 days from the date of this prospectus supplement to purchase up to an additional          shares from us, at the offering price less the underwriting discount, to cover over-allotments, if any.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Kingswood Capital Markets
division of Benchmark Investments, Inc.

The date of this prospectus supplement is May        , 2021

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT AND
THE ACCOMPANYING PROSPECTUS

This prospectus supplement and the accompanying prospectus, dated July 2, 2018, are part of a registration statement on Form S-3 (File No. 333-224309) that we filed with the Securities and Exchange Commission, utilizing a “shelf” registration process on April 17, 2018, and that was declared effective on July 2, 2018. Under this process, we may sell from time to time in one or more offerings up to an aggregate of $100,000,000 in our securities described in the accompanying prospectus.

You should rely only on the information contained or incorporated by reference into this prospectus supplement, the accompanying prospectus, and any free writing prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any state or jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement, the accompanying prospectus and any free writing prospectus is delivered or securities are sold on a later date. We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered hereby. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the registration statement and the exhibits that are a part of the registration statement. We will disclose any material changes in our affairs in a post-effective amendment to the registration statement and the accompanying prospectus of which this prospectus supplement is a part, a future prospectus supplement, a free writing prospectus or a future filing with the Securities and Exchange Commission incorporated by reference in this prospectus supplement. It is important for you to read and consider all the information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference therein, in making your investment decision.

This document is in two parts. The first part is this prospectus supplement, which adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering of shares. This prospectus supplement adds, updates and changes information contained in the accompanying prospectus and the information incorporated by reference. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement shall control.

We further note that the representations, warranties and covenants made by us or the underwriters in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Persons outside the United States who come into possession of this prospectus supplement or the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and accompanying prospectus outside of the United States.

Our logo and other trade names, trademarks, and service marks of Monaker Group, Inc. appearing in this prospectus supplement and the accompanying prospectus are the property of our company. Other trade names, trademarks, and service marks appearing in this prospectus supplement and the accompanying prospectus are the property of their respective holders.

The market data and certain other statistical information used throughout this prospectus supplement and the accompanying prospectus are based on independent industry publications, government publications and other published independent sources. Although we believe that these third-party sources are reliable and that the information is accurate and complete, we have not independently verified the information. Some data is also based on our good faith estimates. While we believe the market data included in this prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference is generally reliable and is based on reasonable assumptions, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the heading “Risk Factors” beginning on page S-14 of this prospectus supplement and on page 8 of the accompanying prospectus.

Unless otherwise stated, information in this prospectus supplement assumes the underwriters will not exercise their over-allotment option to purchase additional shares of our common stock.

All references to “we”, “our”, “us”, the “Company”, and “Monaker” in this prospectus supplement mean Monaker Group, Inc. and all entities owned or controlled by us except where it is made clear that the term means only the parent company. The term “you” refers to a prospective investor. Please carefully read this prospectus supplement, the accompanying prospectus, any free writing prospectus and any pricing supplement, in addition to the information contained in the documents we refer to under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference”.

In addition, unless the context otherwise requires and for the purposes of this prospectus and the accompanying prospectus supplement:

●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

●	“SEC” or the “Commission” refers to the United States Securities and Exchange Commission; and

●	“Securities Act” refers to the Securities Act of 1933, as amended.

FORWARD-LOOKING STATEMENTS

Certain information included in this prospectus supplement, the prospectus, any free writing prospectus we may file, the documents or information incorporated by reference herein, as well as other reports filed by us under the Exchange Act contain forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “will,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under, and incorporated by reference in, “Risk Factors” and elsewhere in this prospectus.

If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus, those documents incorporated by reference herein, and those documents which we have filed with the SEC as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

Forward-looking statements speak only as of the date of this prospectus supplement or the date of any document incorporated by reference in this prospectus supplement or any free writing prospectus, as applicable. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should therefore not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.

You should also consider carefully the statements under and incorporated by reference in “Risk Factors” and other sections of this prospectus supplement, and the documents we incorporate by reference or file as part of any free writing prospectus, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus supplement, any free writing prospectus, and the documents we incorporate by reference. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as otherwise required by law.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights material information found in more detail elsewhere in, or incorporated by reference in, this prospectus supplement. It does not contain all of the information you should consider. As such, before you decide to buy our common stock, in addition to the following summary, we urge you to carefully read this entire prospectus supplement and documents incorporated by reference herein, and any other prospectus supplements or free writing prospectuses, especially the risks of investing in our common stock as discussed under, and incorporated by reference in, “Risk Factors.” The following summary is qualified in its entirety by the detailed information appearing elsewhere in this prospectus supplement.

Overview

Monaker Group, Inc., is an innovative technology company that is building next generation solutions to power the travel, gaming, and cryptocurrency industries. We believe the most promising part of our business plan is our ability to achieve stockholder value through acquisition and organic growth that presents new opportunities in the leisure space and strengthens our existing technology platforms.

Through our subsidiaries NextTrip and Maupintour, we provide travel technology solutions with a primary emphasis on alternative lodging rental (ALR) properties. Our proprietary Booking Engine provides travel distributors access to a sizeable inventory of ALR properties allowing them to combine ALR with traditional components of travel (Air, Car, Cruise, etc.).

Our platform assists property managers in booking, and broadening the market for, their homes. The Company serves three major constituents: (1) property managers, (2) travelers, and (3) other travel/lodging distributors. Property managers integrate their detailed property listings into the Monaker Booking Engine with the goal of reaching a broad audience of travelers seeking ALRs, through distribution channels they could not access otherwise.

All of Monaker’s ALRs, also commonly referred to as Vacation Rentals are:

i)
Controlled by Property Management Companies. This is a key point of differentiation for Monaker, as the sole focus of Property Management Companies is to rent and service their properties, unlike an individual homeowner who often rents their property on a casual or part-time basis. We believe working with property managers results in four key benefits:

►	All properties are Instantly Bookable (all Property Management Company inventory is integrated into Monaker’s Booking Engine allowing for instant confirmations);

►	Higher levels of service for renters (property managers are full-time operators);

►	Higher Quality Assurance (property managers generally have an incentive to eliminate trouble properties); and

►
Certified Rentable (most property managers are licensed and bonded requiring them to ensure properties are “legal to rent” and are further responsible for paying required taxes on behalf of homeowners.

ii)
Exclusively Individual Units. Our vacation homes and residential resort units are never shared, nor do we rent rooms in homes like other ALR companies. All ALR inventory is fully furnished, privately owned residential properties, including homes, condominiums, apartments, villas and cabins that property managers rent to the public on a nightly, weekly or monthly basis.

We believe we have uniquely positioned ourselves in the ALR sector - which is one of the fastest growth segments within the travel industry. ALR inventory provides a key solution to traditional travel distributors. According to a January 3, 2017 article by Kevin May, the Editor In Chief of PhocusWire, as posted on Tnooz.com (“Private accommodation travel bookings to reach $106 billion by 2018”), it is estimated that roughly 1 out of 5 lodging accommodations in 2018 was an ALR transaction and by most accounts this growth is continuing to accelerate (notwithstanding the current decreases in lodging and travel caused by COVID-19).

Monaker business-to-business (B2B) ALR offerings are designed to be timely in addressing traditional travel distributors’ needs to protect their client base by allowing them seamless access to ALR products. With the rapid growth of companies like Airbnb, we believe that traditional travel companies are realizing that not having access to this high demand vacation rental inventory means risking the loss of their consumers to other ALR sites. By connecting to Monaker’s Booking Engine, travel distributors can sell ALR inventory alongside their existing travel products (i.e., Air/Car/Hotel/Cruise/Tour bookings). This solves a key issue by allowing the customers of traditional travel distributors to complete their entire vacation package booking on their website versus forcing them to go to an ALR website and potentially lose the entire booking.

Monaker’s Direct to Consumer Websites

Monaker has established a direct-to-consumer presence though a number of websites. These sites include NextTrip.com, our corporate travel management platform focused on small to medium-sized business, that provides companies the ability to book travel, manage travel expenses, and process employee expense reports. A differentiating feature of our NextTrip.com solution is the ability for corporate travelers to book ALR properties as part of their travel itinerary. Our Maupintour.com marketplace provides luxury, personalized tours, and activities at destinations, as well as the ability to book ALR properties.

Monaker identifies and sources ALR properties which it consolidates through its Monaker Booking Engine, allowing for instantly bookable properties being packaged alongside other travel products; this is its distinguishing niche. The ALRs are owned and leased by third parties and are available to rent through Monaker’s websites as well as through other distributors. Monaker’s services include critical elements such as technology, an extensive film library, trusted brands and established partnerships that enhance product offerings and reach. We believe that consumers are quickly adopting video for researching and educating themselves prior to purchases, and Monaker has carefully amassed video content, key industry relationships and a prestigious travel brand as cornerstones for the development and deployment of core-technology on both proprietary and partnership platforms.

Monaker sells travel services to leisure and corporate customers around the world. Our primary focus is to incorporate ALR options into our current offerings of scheduling, pricing and availability information for booking reservations for airlines, hotels, rental cars, as well as other travel products such as sightseeing tours, shows and event tickets, and theme park passes. The Company sells these travel services both individually and as components of dynamically-assembled packaged travel vacations and trips. In addition, the Company provides content that presents travelers with information about travel destinations, maps and other travel details. In December 2020, the Company introduced its new corporate travel platform under the NextTrip brand. This platform allows our users to search large travel suppliers of alternative lodging inventories and combine ALR with their air and car booking.

In March 2018, the Company introduced Travelmagazine.com, an online travel publication with the aim of giving travelers around the world inspiration for future travel destinations and trips. The publication offers written articles, videos, and podcasts. Moving forward, we hope that Travelmagazine.com will become a central hub of information for travelers who are looking to get detailed information on destinations all around the world. We also plan to move Travelmagazine.com from having content created by a team of staff writers, to a team of worldwide writers who will contribute content for publication in the future, funding permitting. The website is expected to be supported by advertising and allow for promotion of both ALR and Maupintour vacation products.

The Company sells its ALR travel inventory through various distribution channels. The primary distribution channel is through its B2B channel partners which include sales via (i) other travel companies’ websites and (ii) networks of third-party travel agents. Secondary distribution will occur through the Company’s own websites at NextTrip.com and Maupintour.com. Additionally, we plan to offer high end ALR products along with specialty travel products and services via Maupintour.com, targeting high value inventory to customers with complex or high-end travel needs.

Monaker’s core holdings are planned to be streamlined by this summer into four key platforms being; the Monaker Booking Engine (MBE), NextTrip.com, Maupintour.com, and TravelMagazine.com.

➢
The Monaker Booking Engine (MBE) is the Company’s proprietary technology and platform providing access to more than 3.4 million instantly bookable vacation rental homes, villas, chalets, apartments, condos, resort residences, and castles. This ALR product can be accessed by other travel distributors using the Company’s application programming interface (API).

➢
NextTrip.com is targeted at small to midsized businesses offering them a customized travel solution for business travel to meetings, conferences, conventions or even vacation travel and gives the companies lower costs, better expense control and in the future the option for a “self-branded” website.

➢
Maupintour complements the Nextrip.com offerings by providing high-end tour packages, activities/attractions, and specialized ALRs that cannot be booked on a real-time basis. These ALRs tend to be sourced from owners and managers who have not invested in a reservation management system and/or the owner or manager prefers to personally vet the customer before accepting a booking; typically, because the ALR is a high value property.

➢
Travelmagazine.com is an online travel publication with the aim of giving travelers around the world inspiration for future travel destinations and trips. The publication offers written articles, videos, and podcasts. Moving forward, we plan for Travelmagazine.com to become a central hub of information for travelers who are looking to get detailed information on destinations all around the world.

Cryptocurrency Portal

On November 16, 2020, the Company acquired 100% of Longroot, Inc., a Delaware corporation (“Longroot”), which in turn owned 57% of Longroot Limited, a Cayman Islands company (“Longroot Cayman”). Longroot Cayman owned 49% of the outstanding shares (100% of the ordinary shares) of Longroot Holding (Thailand) Company Limited (“Longroot Thailand”), provided that Longroot Cayman controls 90% of Longroot Thailand’s voting shares and therefore effectively controls Longroot Thailand. Longroot has since increased its ownership in Longroot Cayman and currently Longroot owns an approximate 36.75% indirect interest in Longroot Thailand, due to its ownership of 75% of Longroot Cayman, which in turn owns 49% of Longroot Thailand (75% x 49% = 36.75%)), provided that Longroot Cayman controls 90% of Longroot Thailand’s voting shares and therefore effectively controls Longroot Thailand. A total of 22.9% of Longroot Cayman is owned by Axion Interactive Ltd., of which Axion Ventures, Inc. (“Axion”), holds a 60% interest. Monaker currently owns approximately 33.85% of Axion’s shares, provide that, although the Axion Share Exchange closed on November 16, 2020, the Company has yet to formally complete the transfer of the ownership of the Axion shares into its name, due to a Cease Trade Order issued by the British Columbia Securities Commission, which impacts Axion

Longroot Thailand, provides blockchain technology solutions for the fast-growing cryptocurrency marketplace. Longroot Thailand is an Initial Coin Offering (ICO) portal operator authorized and regulated under the Thai Digital Asset Business Law and licensed by the Thai Securities and Exchange Commission. Longroot Thailand provides fully regulated and licensed digital assets financing, and investment services for digital assets. This innovative business model opens the door for new digital currency financing mechanisms, and new digital investment products. Monaker, with its indirect control over Longroot Thailand, is planning to use Longroot Thailand’s technology and digital asset capabilities to create regulated cryptocurrencies designed to allow consumers to invest in unique revenue streams in wholesale travel, real estate homes and hotels, gaming assets and digital advertising – as well as potential token and loyalty program opportunities complementary to Monaker’s planned gaming and current travel businesses.

Recent Material Events

HotPlay and Axion Share Exchanges

As disclosed in greater detail in the Current Report on Form 8-K filed by the Company with the SEC on July 23, 2020, on July 23, 2020, the Company entered into a Share Exchange Agreement (as amended by the first amendment thereto dated October 28, 2020, as disclosed in the Current Report on Form 8-K filed with the SEC on October 29, 2020, the second amendment thereto dated November 12, 2020, as disclosed in the Current Report on Form 8-K filed with the SEC on November 18, 2020, the third amendment thereto dated January 6, 2021, as disclosed in the Current Report on Form 8-K filed with the SEC on January 11, 2021, and the fourth amendment thereto dated February 22, 2021, as disclosed in the Current Report on Form 8-K filed with the SEC on February 26, 2021, the “HotPlay Exchange Agreement” and the transactions contemplated therein, the “HotPlay Share Exchange”) with HotPlay Enterprise Limited (“HotPlay”) and the stockholders of HotPlay (the “HotPlay Stockholders”). The transactions contemplated by the HotPlay Exchange Agreement are subject to certain closing conditions, including, the approval of the listing of the combined company’s common stock on the NASDAQ Capital Market following the closing.

Additionally, as disclosed in the Current Report on Form 8-K filed with the SEC on November 18, 2020, on November 12, 2020, the Company entered into an Amended and Restated Share Exchange Agreement (as amended by the first amendment thereto dated January 6, 2021, as disclosed in the Current Report on Form 8-K filed with the SEC on January 11, 2021, the “Axion Exchange Agreement”) with certain stockholders holding shares of Axion Ventures, Inc. (“Axion” and the “Axion Stockholders”) and certain debt holders holding debt of Axion (the “Axion Creditors”)(the “Axion Share Exchange”, and collectively with the HotPlay Exchange Agreement, the “Exchange Agreements” and the transactions contemplated therein, the “Share Exchanges”). The transactions contemplated by the Axion Exchange Agreement closed on November 16, 2020.

Pursuant to the HotPlay Exchange Agreement, the HotPlay Stockholders agreed to exchange 100% of the outstanding capital shares of HotPlay (making HotPlay a wholly-owned subsidiary of the Company following the closing of the transactions contemplated therein) for 52 million shares of the Company’s common stock (the “HotPlay Shares”).

Pursuant to the Axion Exchange Agreement, (a) the Axion Stockholders (including Cern One Limited (“Cern One”)), exchanged ordinary shares of Axion equal to 33.85% of the outstanding common shares of Axion, in consideration for 10,000,000 shares of newly designated shares of Series B Convertible Preferred Stock of the Company (the “Series B Preferred Stock”), which are automatically convertible into common shares of the Company upon the occurrence of certain events, including the closing of the HotPlay Share Exchange, into an aggregate of 7,417,700 shares of Monaker common stock; and (b) the Axion Creditors exchanged debt of Axion in the aggregate amount of $7,657,024 (the “Axion Debt”), for (i) 3,828,500 shares of newly designated shares of Series C Convertible Preferred Stock of the Company (the “Series C Preferred Stock”), which are automatically convertible into common shares of the Company upon the occurrence of certain events, including the closing of the HotPlay Share Exchange, on a one-for-one basis; and (ii) a warrant, granted to Cern One, to purchase 1,914,250 shares of the Company’s common stock (the “Creditor Warrants”), which is only exercisable upon the occurrence of certain events (described below). Although the Axion Share Exchange closed on November 16, 2020, the Company has yet to formally complete the transfer of the ownership of the Axion shares into its name, due to a Cease Trade Order issued by the British Columbia Securities Commission, which impacts Axion

The Creditor Warrants, have cashless exercise rights, an exercise price of $2.00 per share and have a term of two years, beginning on the Vesting Date (defined below). The Creditor Warrants vest on the later of (a) the date that of the Series B Preferred Stock and Series C Preferred Stock converts into common stock, and the earlier of (i) the date the Axion Debt is fully repaid by Axion or (ii) the date that Monaker obtains 51% or more of the voting control of, and economic rights to, Axion, provided that such vesting date must occur before November 16, 2021, or the Creditor Warrants will terminate (as applicable, the “Vesting Date”). All of the Creditor Warrants were granted to Cern One.

The HotPlay Exchange Agreement can be terminated by the parties thereto under various circumstances, including if the transactions contemplated thereby have not both been completed by April 30, 2021, provided that such termination date is extended automatically, until up to May 31, 2021, in the event that Monaker has, prior to such date, filed a definitive proxy statement with the SEC, has called a special meeting to approve the issuance of the shares to the HotPlay Stockholders, among other things, and is continuing to work in good faith to complete the closing of the HotPlay Share Exchange, which termination date has been extended automatically to May 31, 2021.

At a special meeting of stockholders held on April 7, 2021, the stockholders of the Company approved the issuance of shares of common stock in connection with the HotPlay Share Exchange and the terms thereof and the shares of common stock in connection with the conversion of the Series B Preferred Stock and Series C Preferred Stock, among other matters. The Company is currently working with The NASDAQ Capital Market to obtain approval for the continued listing of the Company’s common stock following the closing of the HotPlay Share Exchange, which approval the Company hopes to receive prior to June 2021 and which HotPlay Share Exchange the Company hopes to close in or around early June 2021.

Following the closing of the HotPlay Share Exchange, the current HotPlay Stockholders are expected to own approximately 62.8% of the outstanding common stock of Monaker, and the Axion Stockholders and Axion Creditors are expected to own, upon the automatic conversion of the outstanding Series B Preferred Stock shares and Series C Preferred Stock shares into common stock of the Company upon the closing of the HotPlay Share Exchange, approximately 13.6% of the aggregate outstanding common stock of Monaker, without taking into account the shares of common stock issuable upon exercise of the Creditor Warrants, with the Monaker stockholders prior to the effective date of the closing holding approximately 23.6% of the aggregate outstanding common stock of the combined company, in each case based on the current outstanding shares of common stock of Monaker.

We previously operated solely in the travel industry. With the recent acquisition of Longroot, as previously discussed, we are now venturing into the cryptocurrency industry. Upon the completion of the HotPlay Exchange Agreement, the Company plans to transition its operations to those of a travel, cryptocurrency, and an in-game advertising company. During the period until the closing of the HotPlay Exchange Agreement, and in the event the HotPlay Exchange Agreement is not consummated, the Company intends to continue to actively operate in the travel and cryptocurrency industries.

To date, HotPlay has loaned the Company $15 million pursuant to the terms of the HotPlay Exchange Agreement (collectively, the “HotPlay Loans”), pursuant to which HotPlay was required to have at least $15 million in cash on hand as of the closing of such HotPlay Exchange Agreement, less amounts loaned to the Company. The HotPlay Loans are evidenced by Convertible Promissory Notes (collectively, the “HotPlay Notes”), which have an interest rate of 1% per annum.

The HotPlay Notes are automatically forgiven by HotPlay in the event the HotPlay Exchange Agreement is terminated in certain situations and automatically convert into fully paid and nonassessable shares of the Company’s common stock at a conversion price of $2.00 per share, subject to the NASDAQ Limitation, described below, in the event the HotPlay Exchange Agreement is terminated in certain other situations.

In the event the transactions contemplated by the HotPlay Share Exchange close, it is anticipated that the HotPlay Notes will be forgiven as intracompany loans.

The maximum number of shares of common stock to be issued in connection with the conversion of the HotPlay Convertible Notes, cannot (i) exceed 19.9% of the outstanding shares of common stock on the date of the applicable note, (ii) exceed 19.9% of the combined voting power of the then outstanding voting securities of the Company on the date of the applicable note, in each of subsections (i) and (ii) before the issuance of the common stock under such notes, or (iii) otherwise exceed such number of shares of common stock that would violate applicable listing rules of The NASDAQ Capital Market in the event the Company’s stockholders do not approve the issuance of the common stock (as applicable, the “NASDAQ Limitation”).

March 2021 Streeterville Note Purchase

On March 22, 2021, we entered into a Note Purchase Agreement dated March 23, 2021 (the “March 2021 Note Purchase Agreement”) with Streeterville, an accredited investor, pursuant to which the Company sold Streeterville a Secured Promissory Note in the original principal amount of $9,370,000 (the “March 2021 Streeterville Note”). Streeterville paid consideration of (a) $7,000,000 in cash; and (b) issued the Company a promissory note in the amount of $1,500,000 (the “March 2021 Investor Note”), in consideration for the March 2021 Streeterville Note, which included an original issue discount of $850,000 (the “OID”) and reimbursement of Streeterville’s transaction expenses of $20,000. A total of $700,000 of the OID is fully earned and the remaining $150,000 is not fully earned until the March 2021 Investor Note is fully-funded by Streeterville.

The March 2021 Streeterville Note bears interest at a rate of 10% per annum and matures 12 months after its issuance date (i.e., on March 23, 2022). From time to time, beginning six months after issuance, Streeterville may redeem a portion of the March 2021 Streeterville Note, not to exceed an amount of $1.750 million per month if the March 2021 Investor Note has not been funded by Streeterville, and $2.125 million in the event the March 2021 Investor Note has been funded in full. In the event we don’t pay the amount of any requested redemption within three trading days, an amount equal to 25% of such redemption amount is added to the outstanding balance of the March 2021 Streeterville Note. Under certain circumstances, the Company may defer the redemption payments up to three times, for 30 days each, provided that upon each such deferral the outstanding balance of the March 2021 Streeterville Note is increased by 2%. Subject to the terms and conditions set forth in the March 2021 Streeterville Note, the Company may prepay all or any portion of the outstanding balance of the March 2021 Streeterville Note at any time subject to a prepayment penalty equal to 10% of the amount of the outstanding balance to be prepaid. For so long as the March 2021 Streeterville Note remains outstanding, the Company has agreed to pay to Streeterville 20% of the gross proceeds that the Company receives from the sale of any of its common stock or preferred stock, which payments will be applied towards and will reduce the outstanding balance of the March 2021 Streeterville Note, which percentage increases to 30% upon the occurrence of, and continuance of, an event of default under the March 2021 Streeterville Note (each an “Equity Payment”). Each time that we fail to pay an Equity Payment, the outstanding balance of the March 2021 Streeterville Note automatically increases by 10%. Additionally, in the event we fail to timely pay any such Equity Payment, Streeterville may seek an injunction which would prevent us from issuing common or preferred stock until or unless we pay such Equity Payment.

The March 2021 Streeterville Note provides that if any of the following events have not occurred on or before June 30, 2021, the then outstanding balance of the note (including accrued and unpaid interest) increases by an amount equal to 25% of the then-current outstanding balance thereof: (a) HotPlay must have become a wholly-owned subsidiary of the Company; (b) during the period beginning on July 21, 2020, and ending on the date that the HotPlay Share Exchange is consummated, HotPlay must have raised at least $15,000,000 in cash or debt through equity investments (which has been completed); (c) upon consummation of the HotPlay Share Exchange, all outstanding debt owed by the Company to HotPlay must have either been forgiven by HotPlay or converted into the Company’s common stock; and (d) HotPlay must have become a co-borrower on the March 2021 Streeterville Note.

The March 2021 Note Purchase Agreement required that we complete the purchase of the Reinhart Interactive TV AG equity interests discussed below (the “Reinhart Interest”), within ten days of the date of the sale of the March 2021 Streeterville Note, and that the Company pledge the Reinhart Interest to Streeterville pursuant to a pledge agreement thereafter, both of which were timely completed.

In addition to the March 2021 Streeterville Note, the Company previously sold Streeterville a Secured Promissory Note in the original principal amount of $5,520,000 on November 23, 2020 (the “November 2020 Streeterville Note”). Streeterville paid consideration of (a) $3,500,000 in cash; and (b) issued the Company a promissory note in the amount of $1,500,000 (the “November 2020 Investor Note”), in consideration for the November 2020 Streeterville Note, which included an original issue discount of $500,000 and reimbursement of Streeterville’s transaction expenses of $20,000. A total of $350,000 of the OID was fully earned and the remaining $150,000 is not fully earned until or unless the November 2020 Investor Note is fully-funded by Streeterville. The November 2020 Streeterville Note bears interest at a rate of 10% per annum and matures 12 months after its issuance date (i.e., on November 23, 2021). From time to time, beginning six months after issuance, Streeterville may redeem a portion of the November 2020 Streeterville Note, not to exceed an amount of $875,000 per month if the Investor Note has not been funded by Streeterville, and $1.25 million in the event the November 2020 Investor Note has been funded in full. The November 2020 Streeterville Note and purchase agreement has substantially similar terms as the March 2021 Streeterville Note and purchase agreement, in regards to required redemptions, penalties, required equity payments and events of default. The November 2020 Streeterville Note has a current balance of approximately $2.39 million.

Reinhart Interactive TV AG Acquisition

On January 15, 2021, we entered into a Founding Investment and Subscription Agreement (the “Investment Agreement”) with Reinhart Interactive TV AG, a company organized in Switzerland (“Reinhart”), and Jan C. Reinhart, the founder of Reinhart (“Founder”).

The Investment Agreement contemplated the Company acquiring 51% of the ownership of Reinhart, in consideration for 10,000,000 Swiss Francs (approximately $10.8 million US), The closing of the transactions contemplated by the Investment Agreement was to take place on April 1, 2021, or earlier if the conditions to closing were earlier satisfied. Conditions to closing included the Company paying the required capital contribution, approval of the transaction by the board of directors of the Company and Reinhart, and certain requirements and confirmations required by Swiss law. The Investment Agreement included customary representations and warranties of the parties. We also agreed to reimburse the Founder’s legal fees of up to 30,000 Swiss Francs (approximately $33,670) in connection with the transaction. Additionally, in the event we failed to close the transactions contemplated by the Investment Agreement by April 1, 2021, we agreed to pay the Founder 500,000 Swiss Francs (approximately $560,000), as a break-up fee.

We closed the transactions contemplated by the Investment Agreement on March 31, 2021, by paying the Founder $10.8 million in cash. The consideration paid to the Founder came largely from funds advanced by HotPlay pursuant to HotPlay Notes.

Reinhart is in the business of providing a software-based TV and video distribution platform to telecom operators and digital content owners and providing services to telecom operators and digital content owners for user interaction design, as well as software development, deployment and support.

In connection with our entry into the Investment Agreement, we entered into a Founding Shareholders’ Agreement with the Founder (the “Shareholders’ Agreement”). The Shareholders’ Agreement set forth certain rules for the governance and control of Reinhart. The Shareholders’ Agreement provides that the Board of Directors of Reinhart will consist of five members, three of which will be appointed by the Founder and other shareholders of Reinhart, and two of which will be appointed by the Company which include William Kerby, the Company’s Chief Executive Officer, and Mark Vange, the Chief Technology Officer of HotPlay; that any material shareholder matters are required to be approved by shareholders holding at least 66 2/3% of the total outstanding vote of Reinhart; that in the event Reinhart issues, within five years after the closing date, any equity or convertible equity, with a price less than the most recent valuation of Reinhart’s shares, the shares held by each director who is appointed by the Founder are subject to weighted average anti-dilution protection; provides for various restrictions on transfers of shares of Reinhart, including right of first refusal rights, tag-along rights, and drag-along rights, as well as certain rights which would trigger the right of the other parties to the Shareholders’ Agreement to acquire the shares held by an applicable shareholder, for the higher of the fair market value and the nominal value of the shares (except in the case of (c) where the purchase price is the lower of such amounts), if such shareholder (a) commits a criminal act against the interests of another party, Reinhart or its affiliates; (b) breaches the Shareholders’ Agreement, and fails to cure such breach 20 days after notice thereof is provided; or (c) the employment of any employed shareholder is terminated for certain reasons.

The Shareholders' Agreement also provides a right for the Founder and any other persons appointed as directors by the Founder to put their shares to the Company, at which time the Company will be required to purchase such shares (the “Founder’s Shares”), based on the following schedule:

Date right is triggered	Percent of Founder’s Shareseligible to be sold	Required Purchase Price
January 1, 2024	33%	15 times EBITDA based on audited 2023 Reinhart financials
January 1, 2025	66%	15 times EBITDA based on audited 2024 Reinhart financials
December 20, 2025, if the Board of Directors of Reinhart, together with a majority of the directors appointed by the Company, agree to sell Reinhart to a third party, but the Company and the Founder can’t agree on such sale, by such date	100%	Higher of (a) 15 times EBITDA based on audited 2025 Reinhart financials; and (b) the value of a fully-funded acquisition proposal based on audited 2025 Reinhart financials
January 1, 2026	100%	Lower of (a) 15 times EBITDA based on audited 2025 Reinhart financials; and (b) the value of a fully-funded acquisition proposal based on audited 2025 Reinhart financials

The Shareholders’ Agreement also allows the parties to file for an initial public offering on a Swiss trading exchange. The Shareholders’ Agreement has a term of 10 years, extendable thereafter for successive five-year periods, unless terminated by either party with 12 months prior written notice (provided that any such termination shall only be applicable to the terminating shareholder), subject to earlier termination in connection with certain initial public offerings.

Convertible Promissory Notes

              On April 8, 2021, the Company entered into an Exchange Agreement with William Kerby, its Chief Executive Officer and director and Monaco Investment Partners II, LP (“MI Partners”), of which Donald P. Monaco is the managing general partner and the Chairman of the Board of Directors of the Company (the “Exchange Agreement”). Pursuant to the Exchange Agreement, the terms of which were approved by the Board of Directors of the Company, Mr. Kerby and MI Partners exchanged their right to an aggregate of $1,016,314 in accrued dividends (the “Accrued Dividends”) which had accrued on the Company’s outstanding Series A Preferred Stock, which had been held by Mr. Kerby and MI Partners prior to the conversion of such Series A Preferred Stock into common stock of the Company in August 2017, for Convertible Promissory Notes. Specifically, Mr. Kerby exchanged rights to $430,889 of accrued dividends on the Series A Preferred Stock for a Convertible Promissory Note with a principal balance of $430,889 and MI Partners exchanged rights to $585,425 of accrued dividends on the Series A Preferred Stock for a Convertible Promissory Note with a principal balance of $585,425 (the “Convertible Promissory Notes”).

The Convertible Promissory Notes accrue interest at the rate of 12% per annum, compounded monthly at the end of each calendar month, with such interest payable at maturity or upon conversion. The principal and accrued interest owed under the Convertible Promissory Notes is convertible, at the option of the holders thereof, into shares of the Company’s common stock, at any time beginning seven days after the Closing Date (defined below) and prior to the payment in full of such Convertible Promissory Notes by the Company, at a conversion price equal to the greater of (i) the closing consolidated bid price of the Company’s common stock on April 8, 2021 (which was $3.02); and (ii) the five-day volume weighted average price of the Company’s common stock for the five trading days following the date that the HotPlay Exchange Agreement closes. The Convertible Promissory Notes are unsecured, have a maturity date of April 7, 2022, and include standard and customary events of default.

IFEB Bank Transaction

On April 1, 2021, we entered into a Bill of Sale for Common Stock, effective March 22, 2021 (the “Bill of Sale”), with certain third parties pursuant to which the Company agreed to purchase 2,191,489 shares (the “IFEB Shares”) of authorized and outstanding Class A Common Stock of International Financial Enterprise Bank, Inc., a Puerto Rico corporation licensed as an Act 273-2012 international financial entity headquartered in San Juan Puerto Rico (“IFEB”), which IFEB Shares total approximately 57.6% of the outstanding Class A Common Stock of IFEB. The purchase price of the IFEB Shares was $6,400,000, which amount was paid to the Sellers on April 1, 2021.

IFEB was incorporated in 2017 as a corporation under the laws of the Commonwealth of Puerto Rico and received its international financial entity license on June 18, 2017 from the Office of the Commissioner of Financial Institutions of Puerto Rico, in Spanish, “Oficina del Comisionado de Instituciones Financieras” or “OCIF”, as license #51. As a result, IFEB is regulated by OCIF, and intends to update its application to establish a Fedwire account with the Federal Reserve Bank, New York (“FRB”). IFEB conducts its business activities out of its head office in Puerto Rico at 268 Ponce de Leon Ave., in San Juan.

Notwithstanding the terms of the Bill of the Sale, and the payment by the Company of the aggregate purchase price pursuant thereto, the transfer of the IFEB Shares to the Company and the Company’s acquisition of control of IFEB is subject to review of the Company’s financial viability, as well as other matters, by OCIF, and as such, the Company has filed a formal change of control application which must be approved before taking ownership and control of the IFEB Shares, which is subject to approval by OCIF, and may ultimately not be approved. The Company anticipates receiving confirmation of OCIF’s approval or non-approval of the Company’s acquisition of the IFEB Shares by approximately June 2021, if not sooner.

On May 6, 2021, in anticipation of the acquisition of the IFEB Shares, and control of IFEB, the Company and IFEB entered into a Preferred Stock Exchange Agreement, which was amended by a First Amendment to Preferred Stock Exchange Agreement entered into May 10, 2021 and effective May 6, 2021 (as amended by the first amendment, the “Preferred Exchange Agreement”), pursuant to which the Company agreed to exchange 1,950,000 shares of the Company’s restricted common stock (the “Monaker Shares”) for 5,850 shares of cumulative, non-compounding, non-voting, non-convertible, perpetual Series A preferred shares of IFEB (the “IFEB Preferred Shares”).

The IFEB Preferred Shares will have a coupon of 2% per annum, payable in quarterly installments in arrears. The IFEB Preferred Shares will be redeemable by the Company; however, IFEB may, by the vote of the holders of a majority of its outstanding common stock, call and redeem the IFEB Preferred Shares in exchange for the Monaker Shares, plus accrued interest on the IFEB Preferred Shares at the time of any such redemption; and upon a Change of Control (defined below), the Company may cause IFEB to repurchase the IFEB Preferred Shares in exchange for the Monaker Shares, plus accrued interest at the time of any such Change of Control. “Change of Control” means the sale of all or substantially all the assets of IFEB; any merger, consolidation or acquisition of IFEB with, by or into another corporation, entity or person; or any change in the ownership of more than fifty percent (50%) of IFEB’s voting securities or the economic rights of such IFEB’s securities.

The closing of the transactions contemplated by the Preferred Exchange Agreement, including the issuance of the Monaker Shares and IFEB Preferred Shares, are subject to various closing conditions, including, but not limited to IFEB receiving approval from OCIF to issue preferred stock (including the Series A preferred shares), and the filing of a formal designation of the Series A preferred stock by IFEB with the Secretary of State of Puerto Rico. As such, the transactions contemplated by the Preferred Exchange Agreement may not close on a timely basis, if at all. If not closed by June 30, 2021, the Preferred Exchange Agreement can be terminated by either party with written notice to the other.

Novel Coronavirus (COVID-19)

In December 2019, a novel strain of coronavirus, which causes the infectious disease known as COVID-19, was reported in Wuhan, China. The World Health Organization declared COVID-19 a “Public Health Emergency of International Concern” on January 30, 2020 and a global pandemic on March 11, 2020. In March and April, many U.S. states and local jurisdictions began issuing ‘stay-at-home’ orders. For example, the state of Florida, where the Company’s principal business operations are, issued a ‘stay-at-home’ order effective on April 1, 2020, which remained in place, subject to certain exceptions, through June 2020, when the order was gradually lifted. Since that time the U.S., and Florida in particular, have seen rapid increases in the spread of COVID-19. It is currently unclear whether the state of Florida, or the other states, countries or other jurisdictions in which we provide travel services, will issue new or expanded ‘stay-at-home’ orders, or how those orders, or others, may affect our operations and/or results of operations, notwithstanding the recent start of the roll-out of COVID-19 vaccines. It is also too early to determine how effective or widespread the available vaccines will be to curb the spread or effects of COVID-19, or how many persons will choose to receive the vaccine.

The COVID-19 pandemic, and governmental responses thereto, including travel restrictions, ‘stay-at-home’ orders and required social distancing orders, have severely restricted the level of economic activity around the world, and is having an unprecedented effect on the global travel industry. Additionally, the ability to travel has been curtailed through border closures, mandated travel restrictions and limited operations of hotels, airlines, and may be further limited through additional voluntary or mandated closures of travel-related businesses.

The measures implemented to contain the COVID-19 pandemic have had, and are expected to continue to have, a significant negative effect on our business, financial condition, results of operations, cash flows and liquidity position. In particular, such measures have led to unprecedented levels of cancellations and limited new travel bookings. Moreover, any additional measures or changes in laws or regulations, whether in the United States or other countries, that further impair the ability or desire of individuals to travel, including laws or regulations banning travel, requiring the closure of hotels or other travel-related businesses (such as restaurants) or otherwise restricting travel due to the risk of the spreading of COVID-19, may exacerbate the negative impact of the COVID-19 pandemic on our business, financial condition, results of operations, cash flows and liquidity position.

The duration and severity of the COVID-19 pandemic are uncertain and difficult to predict at this time. The pandemic could continue to impede global economic activity for an extended period of time, even as restrictions are beginning to be lifted in many jurisdictions and vaccines are beginning to be made available, leading to decreased per capita income and disposable income, increased and sustained unemployment or a decline in consumer confidence, all of which could significantly reduce discretionary spending by individuals and businesses on travel and may create a recession in the United States or globally. In turn, that could have a negative impact on demand for our services. We also cannot predict the long-term effects of the COVID-19 pandemic on our partners and their business and operations or the ways that the pandemic may fundamentally alter the travel industry. The aforementioned circumstances could result in a material adverse impact on our business, financial condition, results of operations and cash flows, potentially for a prolonged period.

The Company’s liquidity could also be adversely impacted by delays in payments of outstanding accounts receivable amounts beyond normal payment terms and insolvencies. All of that could be exacerbated by the Company’s financial position, and working capital deficit of $534,137 as of November 30, 2020.

It is difficult to estimate COVID-19’s impact on future revenues, results of operations, cash flows, liquidity or financial condition, but such impacts have been and will continue to be significant and could continue to have a material adverse effect on our business, financial condition, results of operations, cash flows and liquidity position for the foreseeable future. In the near term, we do expect that the COVID-19 pandemic will continue to negatively affect our operating results and year-over-year results.

Separately, our capital requirements may increase in the near term and long-term due to the impact of the COVID-19 pandemic, the resulting reduced demand for travel services, the increases in cancellations and re-bookings, and the extent to which such pandemic may further impact the ability of our customers to fulfill their payment obligations.

As a result of the above, in the event the HotPlay Share Exchange described above does not close timely, if at all, and/or if the HotPlay Share Exchange is terminated, we may be forced to scale back our operations, adjust our plan of operations, borrow or raise additional funding, which may not be available on favorable terms if at all. In the event we require and are unable to raise additional funding in the future, we may be forced to seek bankruptcy protection.

Risks That We Face

An investment in our securities involves a high degree of risk. You should carefully consider the risks summarized below. The risks are discussed more fully in, and incorporated by reference in, the “Risk Factors” section of this prospectus. These risks include, but are not limited to, the following:

●
The number of shares of the Company’s common stock issuable at the closing of the HotPlay Share Exchange and in connection with the conversion of the Series B Preferred Stock and Series C Preferred Stock (the “Axion Preferred Conversion”) will result in significant dilution to existing stockholders;

●
The majority owners of HotPlay will obtain majority voting control over the Company following the closing of the HotPlay Share Exchange;

●
Monaker’s officers and directors have interests in the HotPlay Share Exchange different from the other stockholders of the Company;

●
Combining HotPlay and the Company may be more difficult, costly or time-consuming than expected and the Company may fail to realize the anticipated benefits of the HotPlay share exchange, including expected financial and operating performance of the combined company (i.e., Monaker after completion of the HotPlay Share Exchange);

●
The Company may be unable to close the HotPlay Share Exchange on the schedule proposed, or if at all, and under certain circumstances the HotPlay Share Exchange may be terminated, which termination may have a material adverse effect on Monaker;

●
The Company and its operations and prospects are subject to restrictions while the HotPlay Share Exchange is pending;

●
Uncertainty and illiquidity in credit and capital markets can impair our ability to obtain credit and financing on acceptable terms and can adversely affect the financial strength of our business partners;

●
The closing of the HotPlay Share Exchange is contingent on the Company obtaining certain approvals, which may not be obtained on a timely basis or on favorable terms, if at all, including the requirement that the Company meeting NASDAQ’s initial listing requirements, which the combined company may be unable to meet;

●
Various third parties owe the Company a significant amount of money which may not be timely paid, if at all;

●
The Company owes significant amounts to Streeterville Capital, LLC, which is secured by a security interest over substantially all of its assets;

●
The Company will need to raise additional funding to support its operations, both before and after the closing, which funding may not be available on favorable terms, if at all;

●
The Company’s operations have been negatively affected by, and have experienced material declines as a result of, COVID-19 and the governmental responses thereto;

●
Currently pending and future litigation affecting the Company and HotPlay may have a material adverse effect on the Company and/or the combined company, and/or prevent the closing of the HotPlay Share Exchange;

●
The Company’s operations are subject to uncertainties and risks outside of its control, including third party delays in submissions of alternative lodging rental listings and failures to maintain such rental listings, integrations of such listings and the renewal of such listings;

●
The Company is subject to extensive government regulations and rules, the failure to comply which may have a material adverse effect on the Company;

●
The success of the Company is subject to the development of new products and services over time;

●
Longroot Thailand’s operations are subject to risks associated with cryptocurrency exchanges being a new industry, regulatory changes and/or restrictions, potential illegal uses of cryptocurrencies, the acceptance and widespread use of cryptocurrencies, cyber security risks, and competing blockchain technologies;

●
The Company is subject to competition with competitors who have significantly more resources, more brand recognition and a longer operating history than the Company;

●
The Company is subject to risks associated with failures to maintain intellectual property and claims by third parties relating to allegation that the Company violated such third parties’ intellectual property rights;

●
The Company relies on third party service providers and the failure of such third parties to provide the services contracted for, on the terms contracted, or otherwise, could have a material adverse effect on the Company;

●
The Company relies on the internet and internet infrastructure for its operations and in order to generate revenues;

●
The Company’s ability to raise funding, and dilution caused by such fundings, anti-dilution rights included in outstanding warrants; and

●
The trading price of the Company’s common stock is subject to numerous risks, including volatility and illiquidity;

●
The price of our common stock may fluctuate significantly, and you could lose all or part of your investment;

●           The officers and directors of the Company have the ability to exercise significant influence over the Company;

●           Our business depends substantially on property owners and managers renewing their listings;

●           The market in which we participate is highly competitive, and we may be unable to compete successfully with our current or future competitors;

 ●           If we are unable to adapt to changes in technology, our business could be harmed;

●           We may be subject to liability for the activities of our property owners and managers, which could harm our reputation and increase our operating costs; and

 ●           We have incurred significant losses to date and require additional capital which may not be available on commercially acceptable terms, if at all.

Corporate Information

Our principal executive offices are located at 1560 Sawgrass Corporate Parkway, Suite 130, Sunrise, Florida 33323 and our telephone number is (954) 888-9779.

Additional information about us is available on our website at www.monakergroup.com. We do not incorporate the information on or accessible through our websites into this prospectus supplement or the accompanying prospectus, and you should not consider any information on, or that can be accessed through, our websites as part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

Issuer:	Monaker Group, Inc.
Securities offered hereby:	shares of common stock

Common stock to outstanding prior to this offering:	19,739,703 shares

Common stock to be outstanding after this offering:	shares.

Offering Price:	$ per share.

Over-allotment option:	We have granted the underwriters an option for a period of 45 days to purchase up to an additional shares of common stock.

Use of proceeds:
We estimate that our net proceeds from this offering, after deducting underwriting discounts and estimated fees and expenses, will be approximately $                million ($                million if the underwriters exercise their over-allotment option to purchase                additional shares of our common stock in full).

We currently intend to use the net proceeds from this offering, if any, to repay approximately $           million owed under Secured Promissory Notes held by Streeterville Capital, LLC (“Streeterville”) sold in November 2020 and March 2021, discussed in greater detail above under “Prospectus Supplement SummaryRecent Material EventsMarch 2021 Streeterville Note Purchase”, provide capital to International Financial Enterprise Bank, Inc. in advance of the closing of the acquisition of control of IFEB, for general corporate purposes and working capital or for other purposes that the Board of Directors, in their good faith, deems to be in the best interest of the Company. We may also use all or a portion of the remaining net proceeds from this offering (after the payments described above) to fund possible investments in, or acquisitions of, complementary businesses, technologies or products, but we currently have no definitive agreements or commitments with respect to any investment or acquisition. See “Use of Proceeds” for more information.

Risk factors:
An investment in our common stock involves a significant degree of risk. You should read the “Risk Factors” section of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors to consider before deciding to purchase shares of our common stock.

Nasdaq Capital Market Symbol for our common stock:	MKGI

In this prospectus supplement, unless otherwise indicated, the number of shares of our common stock and other capital stock, and the other information based thereon, is as of May 13, 2021, and excludes:

●	2,982,421 shares of common stock issuable upon the exercise of outstanding warrants to purchase shares of common stock at a weighted-average exercise price of $2.45 per share; and

●	1,130,029 shares of our common stock that are reserved for equity awards that may be granted under our equity incentive plans.

Additionally, unless otherwise stated, all information in this prospectus supplement:

●	assumes no exercise of the underwriters’ over-allotment option;

●	assumes no exercise of outstanding options and warrants to purchase common stock, and no issuance of shares available for future issuance under our equity compensation plans; and

●	reflects all currency in United States dollars.

RISK FACTORS

Before making an investment decision, you should consider the “Risk Factors” discussed below, in the section entitled “Risk Factors” contained under Item 1A of Part I of our most recent Annual Report on Form 10-K for the year ended February 29, 2020, and under “Risk Factors” under Item 1A of Part II of our Quarterly Report on Form 10-Q for the quarter ended November 30, 2020, and subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as the same may be amended, supplemented or superseded from time to time by our subsequent filings and reports under the Securities Act or the Exchange Act, each of which are incorporated by reference in this prospectus supplement. For more information, see “Incorporation of Certain Documents by Reference.” The market or trading price of our securities could decline due to any of these risks. In addition, please read “Forward-Looking Statements” in this prospectus supplement, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus supplement.

The securities offered herein are highly speculative and should only be purchased by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and the aforementioned risk factors that are incorporated herein by reference and other information in this prospectus supplement before deciding to become a holder of our common stock. The risks and uncertainties described in these incorporated documents and described below are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us may also impair our business operations. If any of these risks actually occur, our business and financial results could be negatively affected to a significant extent. In that event, the trading price of our common stock could decline, and you may lose all or part of your investment in our common stock.

Risks Relating to Our Business:

We need additional capital which may not be available on commercially acceptable terms, if at all, which raises questions about our ability to continue as a going concern.

As of November 30, 2020, the Company had an accumulated deficit of $122,955,764. Net loss for the nine months ended November 30, 2020, amounted to $7,102,867. Our travel and commission operations generated a gross profit of only $4,579 for the nine months ended November 30, 2020, and as of November 30, 2020, we had a working capital deficit of $534,137. The consolidated financial statements incorporated herein have been prepared assuming the Company will continue as a going concern.

We are subject to all the substantial risks inherent in the development of a new business enterprise within an extremely competitive industry. Due to the absence of a long-standing operating history and the emerging nature of the markets in which we compete, we anticipate operating losses until we can successfully implement our business strategy, which includes all associated revenue streams. Our revenue model is new and evolving, and we cannot be certain that it will be successful. The potential profitability of this business model is unproven. We may never ever achieve profitable operations or generate significant revenues. Our future operating results depend on many factors, including demand for our products, the level of competition, and the ability of our officers to manage our business and growth. As a result of the emerging nature of the market in which we compete, we may incur operating losses until such time as we can develop a substantial and stable revenue base. Additional development expenses may delay or negatively impact the ability of the Company to generate profits. Accordingly, we cannot assure you that our business model will be successful or that we can sustain revenue growth, achieve, or sustain profitability, or continue as a going concern. Furthermore, due to our relatively small size and market footprint, we may be more susceptible to issues affecting the global travel and cryptocurrency industries in general, such as COVID-19, contractions in the global travel industry, and cryptocurrency regulatory changes, as compared to larger competitors.

We currently have a monthly cash requirement of approximately $600,000. We believe that in the aggregate, we could require several millions of dollars to support and expand the marketing and development of our products, repay debt obligations, provide capital expenditures for additional equipment and development costs, payment obligations, office space and systems for managing the business, and cover other operating costs until our planned revenue streams from all products are fully implemented and begin to offset our operating costs. We require additional funding in the future and if we are unable to obtain additional funding on acceptable terms, or at all, it will negatively impact our business, financial condition, and liquidity.

Since our inception, we have funded our operations with the proceeds from equity and debt financings. Currently, revenues provide less than 10% of our cash requirements. Our remaining cash needs are derived from debt and equity raises.

We have experienced liquidity issues due to, among other reasons, our limited ability to raise adequate capital on acceptable terms. We have historically relied upon the sale of common stock and the issuance of promissory notes to fund our operations and have devoted significant efforts to reduce that exposure. We anticipate that we will need to issue equity to fund our operations and continue to repay our outstanding debt for the foreseeable future. If we are unable to achieve operational profitability or are not successful in securing other forms of financing, we will have to evaluate alternative actions to reduce our operating expenses and conserve cash.

These conditions raise substantial doubt about our ability to continue as a going concern for the next twelve months. The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Accordingly, the financial statements do not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The financial statements incorporated by reference herein also include a going concern footnote from our auditors.

In the event we are unable to raise adequate funding in the future for our operations and to pay our outstanding debt obligations, we may be forced to scale back our business plan and/or liquidate some or all our assets or may be forced to seek bankruptcy protection, which could result in the value of our outstanding securities declining in value or becoming worthless.

The COVID-19 pandemic has had, and is expected to continue to have, a material adverse impact on the travel industry and our business, operating results, and liquidity.

The COVID-19 pandemic, and governmental responses thereto, including travel restrictions, ‘stay-at-home’ orders and required social distancing orders, have severely restricted the level of economic activity around the world, and is having an unprecedented effect on the global travel industry. Additionally, the ability to travel has been curtailed through border closures, mandated travel restrictions and limited operations of hotels and airlines and may be further limited through additional voluntary or mandated closures of travel-related businesses.

The measures implemented to contain the COVID-19 pandemic have had, and are expected to continue to have, a significant negative effect on our business, financial condition, results of operations, cash flows and liquidity position. In particular, such measures have led to unprecedented levels of cancellations and limited new travel bookings in our travel division. Moreover, any additional measures or changes in laws or regulations, whether in the United States or other countries, that further impair the ability or desire of individuals to travel, including laws or regulations banning travel, requiring the closure of hotels or other travel-related businesses (such as restaurants) or otherwise restricting travel due to the risk of the spreading of COVID-19, may exacerbate the negative impact of the COVID-19 pandemic on our business, financial condition, results of operations, cash flows and liquidity position.

The duration and severity of the COVID-19 pandemic are uncertain and difficult to predict. The pandemic could continue to impede global economic activity for an extended period, even as restrictions are beginning to be lifted in many jurisdictions and vaccines are beginning to be rolled out, leading to decreased per capita income and disposable income, increased and sustained unemployment or a decline in consumer confidence, all of which could significantly reduce discretionary spending by individuals and businesses on travel and may create a recession in the United States or globally. In turn, that could have a negative impact on demand for our services. We also cannot predict the long-term effects of the COVID-19 pandemic on our partners and their business and operations or the ways that the pandemic may fundamentally alter the travel industry. The aforementioned circumstances could result in a material adverse impact on our business, financial condition, results of operations and cash flows, potentially for a prolonged period.

The Company’s liquidity could also be adversely impacted by delays in payments of outstanding accounts receivable amounts beyond normal payment terms and insolvencies.

It is difficult to estimate COVID-19’s impact on future revenues, results of operations, cash flows, liquidity or financial condition, but such impacts have been and will continue to be significant and could continue to have a material adverse effect on our business, financial condition, results of operations, cash flows and liquidity position for the foreseeable future. In the near term, we do expect that the COVID-19 pandemic will continue to negatively affect our operating results and year-over-year results.

Separately, our capital requirements associated with our travel division may increase in the near term and long-term due to the impact of the COVID-19 pandemic, the resulting reduced demand for travel services, the increases in cancellations and re-bookings, and the extent to which such pandemic may further impact the ability of our customers to fulfill their payment obligations.

As a result of the above, in the event the HotPlay Share Exchange described above under “Prospectus Supplement Summary—Recent Events—HotPlay and Axion Share Exchanges”, does not close timely, if at all, we may be forced to scale back our operations, adjust our plan of operations, borrow or raise additional funding, which may not be available on favorable terms if at all. In the event we require, and are unable to raise additional funding in the future, we may be forced to seek bankruptcy protection.

A significant portion of our assets are subject to ongoing litigation, the result of which may cause a reduction in the value of such assets on our balance sheet and/or require such assets to be written off.

The Company is currently in ongoing litigation with IDS, Inc. (“IDS”) and certain other defendants affiliated with IDS. In August 2019, the Company acquired certain intellectual property from IDS pursuant to the terms of an Intellectual Property Purchase Agreement (the “IP Purchase Agreement”). The litigation seeks rescission of the IP Purchase Agreement and return of the 1,968,000 shares of restricted common stock of the Company (the “IDS Shares”) issued to IDS pursuant to the IP Purchase Agreement, among other things. In the event the IP Purchase Agreement is unwound, the value of our assets, or more specifically, the value of website development costs and intangible assets, net, on our balance sheet ($10,321,343 as of November 30, 2021), may be decreased by the value of such acquired assets ($5,015,593 as of November 30, 2021). Separately, depending on the outcome of the litigation, we may determine that a partial or full write-down of such intellectual property assets obtained from IDS is necessary or warranted. The outcome of the litigation with IDS and related parties may result in the value of our assets decreasing in value significantly, which could have a material adverse effect on our financial statements, our ability to raise funding, could trigger a default under our loan and other agreements, and/or could result in us failing to meet the continued listing requirements of The NASDAQ Capital Market, all of which could cause the value our securities to decline in value.

Axion owes us a substantial amount of money, the payment of which is in default, and which may not be timely repaid, if at all.

Pursuant to the Axion Share Exchange, which closed on November 16, 2020, the Company acquired $7,657,024 of debt owed by Axion. As of June 30, 2019, the last date that publicly available information for Axion is available, Axion had $2.5 million more liabilities than assets. The Axion debt acquired by the Company pursuant to the November 16, 2020 closing of the Axion Share Exchange is currently past due and has not been paid to date. We may have to take legal action to enforce the repayment of such debt. Furthermore, Axion may not have sufficient cash to repay such debt. The debt is unsecured and as such, secured creditors of Axion may have priority rights to Axion’s assets in connection with any liquidation or bankruptcy. In the event the Axion debt is not paid and/or not paid in full, it could have a material adverse effect on our cash flows and our ability to pay our debts as they become due. Any continued failure by Axion to timely repay their debt obligations under the Axion debt acquired pursuant to the Axion Share Exchange could cause the value of our securities to decline in value or become worthless.

Our obligations under the Streeterville Capital, LLC Promissory Notes are secured by a first priority security interest in substantially all of our assets.

As described in greater detail above under “Prospectus Supplement SummaryRecent Material EventsMarch 2021 Streeterville Note Purchase”, we currently have outstanding secured promissory notes due to Streeterville totaling approximately $11.9 million as of the date of this prospectus. In connection with the Streeterville Secured Promissory Notes, the Company entered into a Security Agreement with Streeterville (the “Security Agreement”), pursuant to which the obligations of the Company are secured by substantially all of the assets of the Company.

As such, Streeterville may enforce its security interests over our assets and/or our subsidiaries which secure the repayment of such obligations, take control of our assets and operations, force us to seek bankruptcy protection or force us to curtail or abandon our current business plans and operations. If that were to happen, any investment in the Company could become worthless.

Our Shareholders Agreement with the founder of Reinhart provides for certain put rights, which if exercised by such founder, could require us to pay significant amounts of money.

As described in greater detail above under “Prospectus Supplement SummaryRecent Material Events Reinhart Interactive TV AG Acquisition”, on January 15, 2021, we entered into a Shareholders’ Agreement with Jan C. Reinhart, the founder of Reinhart. Such Shareholders’ Agreement allows Mr. Reinhart to put his 49% ownership of Reinhart to us on certain dates from January 2024 to January 2026, as described above under “Prospectus Supplement SummaryRecent Material Events Reinhart Interactive TV AG Acquisition”. There is no cap on the required purchase price which would be payable to Mr. Reinhart, and such purchase price may be as high as 15 times EBITDA of Reinhart for the applicable periods. We may need to raise additional funding in the future to pay the put amount, and as such may need to seek additional debt or equity financing. Such additional financing may not be available on favorable terms, if at all. If debt financing is available and obtained, our interest expense may increase and we may be subject to the risk of default, depending on the terms of such financing. If equity financing is available and obtained it may result in our shareholders experiencing significant dilution. If such financing is unavailable, we may be in breach of the terms of the put requirement, which could subject us to litigation, damages and penalties. The existence of the put right could make it harder for us to sell our interest in Reinhart, devalue such interest, or cause complex accounting issues which have a material adverse effect on our financial statements and results of operations.

Risks Related to our Pending Acquisition of IFEB

We have paid a significant amount of cash to certain sellers of the IFEB Shares in connection with the proposed acquisition of the control of IFEB, which transaction may not be approved, and which consideration we have no ability to obtain the return of.

As described above under “Prospectus Supplement Summary—Recent Material Events— IFEB Bank Transaction”, on April 1, 2021, we entered into the Bill of Sale with certain third parties pursuant to which the Company agreed to purchase 2,191,489 shares of authorized and outstanding Class A Common Stock of IFEB, which IFEB Shares total approximately 57.6% of the outstanding Class A Common Stock of IFEB. The purchase price of the IFEB Shares was $6,400,000, which amount was paid to the Sellers on April 1, 2021. Notwithstanding the terms of the Bill of the Sale, and the payment by the Company of the aggregate purchase price pursuant thereto, the transfer of the IFEB Shares to the Company and the Company’s acquisition of control of IFEB is subject to review of the Company’s financial viability, as well as other matters, by OCIF, and as such, the Company has filed a formal change of control application which must be approved before taking ownership and control of the IFEB Shares, which is subject to approval by OCIF, and may ultimately not be approved. The Company anticipates receiving confirmation of OCIF’s approval or non-approval of the Company’s acquisition of the IFEB Shares by approximately June 2021, if not sooner; however, in the event that OCIF does not approve the transfer of the IFEB Shares and/or the Company’s acquisition of control of IFEB, the Company has no way of unwinding the transaction to purchase the IFEB Shares, or of obtaining the return of the $6,400,000 paid to the Sellers in connection therewith. The Company anticipates that if it is not approved for transfer of the IFEB Shares, it would attempt to sell such shares to a third party. Such sale may not be able to be completed on the same terms as the original proposed acquisition of the IFEB Shares by the Company, or at all. Any failure of OCIF to approve the Company’s acquisition of the IFEB Shares may have an adverse effect on the Company’s financial condition and results of operations.

Combining IFEB and the Company may be more difficult, costly or time-consuming than expected and the Company may fail to realize the anticipated benefits of the acquisition of control of IFEB.

The success of the acquisition of control of IFEB, assuming such acquisition is approved by OCIF, will depend, in part, on the combined company’s ability to realize anticipated cost savings from combining the businesses of the Company and IFEB. Combining IFEB and the Company may be more difficult, costly or time-consuming than expected and the Company may fail to realize the anticipated benefits of the planned acquisition of IFEB.

We will be subject to business uncertainties until the acquisition of IFEB is completed.

Uncertainty about the effect of the Bill of Sale on employees and partners may have an adverse effect on us. These uncertainties may impair our and IFEB’s ability to attract, retain and motivate key personnel until the Bill of Sale are completed, and could cause partners and others that deal with us and IFEB to seek to change existing business relationships, cease doing business with us and IFEB or cause potential new partners to delay doing business with us and IFEB until the Bill of Sale transactions have been successfully completed. Retention of certain employees may be challenging during the pendency of the Bill of Sale, as certain employees may experience uncertainty about their future roles or compensation structure. If key employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with the business, our business following the Bill of Sale could be negatively impacted. In addition, the Exchange Agreements restrict us from making certain acquisitions and taking other specified actions until the Bill of Sale are completed without certain consents and approvals. These restrictions may prevent us from pursuing attractive business opportunities that may arise prior to the completion of the Bill of Sale.

Failure to complete the acquisition of IFEB could negatively impact our stock price and future business and financial results.

If the acquisition of control of IFEB is not completed, our ongoing business may be adversely affected and we would be subject to a number of risks, including the following:

●          we will not realize the benefits expected from the acquisition of control of IFEB, including a potentially enhanced competitive and financial position, expansion of assets and therefore opportunities, and will instead be subject to all the risks we currently face as an independent company;

●          we may experience negative reactions from the financial markets and our partners and employees; and

●          matters relating to the acquisition of control of IFEB (including integration planning) may require substantial commitments of time and resources by our management, which would otherwise have been devoted to other opportunities that may have been beneficial to us as an independent company.

Our inability to fully integrate IFEB’s business into our operations could adversely affect our operations or results.

Our future growth and profitability depend on our ability to successfully integrate IFEB’s banking operations into our operations. Integration of an acquired business can be complex and costly, sometimes including combining relevant accounting and data processing systems and management controls and policies, as well as managing relevant relationships with employees, clients, suppliers and other business partners. Integration efforts have diverted and could continue to divert management attention and resources, which could adversely affect our operations or results. The loss of key employees in connection with this acquisition could adversely affect our ability to successfully conduct the combined operations. There can be no assurance that any of these executives will choose to continue working with us, or if they do, that we will be able to successfully integrate these executives as part of our management team in the combined business.

The acquisition of IFEB may result in business disruptions that cause IFEB to lose customers or cause customers to move their accounts or business to competing financial institutions. It is possible that the integration process related to the acquisition could disrupt our ongoing business or result in inconsistencies in customer service that could adversely affect IFEB’s ability to maintain relationships with clients, customers, depositors and employees. Our inability to overcome these risks could have a material adverse effect on our business or financial condition, results of operations and future prospects. There is no assurance that our integration efforts will not result in other unanticipated costs.

The operations of IFEB are in a completely different industry than our current operations and we may not be successful in that new industry.

IFEB was incorporated in 2017 as a corporation under the laws of the Commonwealth of Puerto Rico and received its international financial entity license on June 18, 2017 from the Office of the Commissioner of Financial Institutions of Puerto Rico, in Spanish, “Oficina del Comisionado de Instituciones Financieras”, as license #51. As a result, IFEB is regulated by OCIF. Our officers do not have significant experience running a bank and we may not be profitable in this new line of business, assuming the acquisition of control of IFEB is approved. Even if we achieve profitability in the future by adopting this new business strategy, we may not be able to sustain profitability in subsequent periods. The operation of IFEB may subject us to unknown costs, liabilities, regulations and expenses which haven’t budgeted for and we may ultimately be unsuccessful in this new line of business in the event the acquisition of IFEB is approved.

Risks Relating to The Share Exchanges

The number of shares of common stock issuable pursuant to the HotPlay Share Exchange and in connection with the Axion Preferred Conversion will cause significant dilution to existing stockholders and a change of control of the Company.

Pursuant to the HotPlay Share Exchange, following the completion of the HotPlay Share Exchange and at the time the outstanding shares of the Company’s Series B Convertible Preferred Stock and Series C Convertible Preferred Stock automatically converts into common stock of the Company (anticipated to occur five days after the closing of the HotPlay Share Exchange), the current HotPlay securityholders are expected to own approximately 62.7% of the aggregate outstanding shares of common stock of Monaker, and the Axion Stockholders and Axion Creditors are expected to own approximately 13.6% of the aggregate outstanding common stock of Monaker (without taking into account shares of common stock issuable upon exercise of the Creditor Warrants), with the Monaker stockholders prior to the effective date of the closing and conversion holding approximately 23.8% of the aggregate outstanding common stock of the combined company (without taking into account shares of common stock issuable upon exercise of the Creditor Warrants). As a result, the total shares of common stock issuable upon closing of the HotPlay Share Exchange and in connection with the Axion Preferred Conversion will cause significant dilution to existing stockholders, and result in a change of control.

The Company has not yet transferred the shares of Axion acquired pursuant to the closing of the Axion Share Exchange into its name.

Although the Axion Share Exchange closed on November 16, 2020, the Company has yet to formally complete the transfer of the ownership of the Axion shares into its name, due to a Cease Trade Order issued by the British Columbia Securities Commission, which impacts Axion, and the Company may choose to not formally complete such transfer, but to instead obtain the contractual rights to vote and receive the economic rights to such shares, until such time as such shares can be formally transferred. In the event the transfer of the Axion shares is not approved, or delayed, the Company may be unable to take title to such shares, which could have adverse effects on the Company’s accounting for such acquisition and may ultimately prevent the Company from recognizing the value of such shares. For example, as of November 30, 2020, the Company has accounted for its 33.85% interest in Axion as an investment in affiliate, valued at the aggregate liquidation preference of the Series B Convertible Preferred Stock issued in consideration for such shares of Axion, as ownership of such Axion shares have not yet been formally transferred to the Company. The Company may also be prohibited by the Cease Trade Order issued by the British Columbia Securities Commission to obtain the contractual rights to vote and receive the economic rights to the shares, and as such, may not be able to obtain the full value of such shares or account for such shares to their greatest value in the Company’s financial statements moving forward.

Combining HotPlay and the Company may be more difficult, costly or time-consuming than expected and the Company may fail to realize the anticipated benefits of the HotPlay Share Exchange, including expected financial and operating performance of the combined company.

The success of the HotPlay Share Exchange will depend, in part, on the combined company’s ability to realize anticipated cost savings from combining the businesses of the Company and HotPlay. To realize the anticipated benefits and cost savings from the HotPlay Share Exchange, the Company and HotPlay must successfully integrate and combine their businesses in a manner that permits those cost savings to be realized. If the Company and HotPlay are not able to successfully achieve these objectives, the anticipated benefits of the HotPlay Share Exchange may not be realized fully or at all or may take longer to realize than expected. In addition, the actual cost savings of the HotPlay Share Exchange could be less than anticipated.

The Company and HotPlay have operated and, until the completion of the HotPlay Share Exchange, must continue to operate independently. It is possible that the integration process could result in the loss of key employees, the disruption of our ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect our ability to maintain relationships with customers, suppliers and employees or to achieve the anticipated benefits and cost savings of the HotPlay Share Exchange. Integration efforts between the two companies may also divert management attention and resources. These integration matters could have an adverse effect on each of the Company and HotPlay during this transition period and for an undetermined period after completion of the HotPlay Share Exchange on the combined company.

The combined company may be unable to retain Company and/or HotPlay personnel successfully after the HotPlay Share Exchange is completed.

The success of the HotPlay Share Exchange will depend in part on the combined company’s ability to retain the talents and dedication of key employees currently employed by the Company and HotPlay. It is possible that these employees may decide not to remain with the Company or HotPlay, as applicable, while the HotPlay Share Exchange is pending, or with the combined company after the HotPlay Share Exchange is consummated. If key employees terminate their employment, the combined company’s business activities may be adversely affected and management’s attention may be diverted from successfully integrating the Company and HotPlay to hiring suitable replacements, all of which may cause the combined company’s business to suffer. In addition, the Company and HotPlay may not be able to locate or retain suitable replacements for any key employees who leave either company.

The consummation of the HotPlay Share Exchange will result in a change of control of the Company.

Due to the significant number of shares issuable at the closing of the HotPlay Share Exchange (i.e., 52,000,000 shares of Monaker common stock (currently representing approximately 62.7% of the shares of common stock which will be outstanding at closing, based on Monaker’s current outstanding shares)), a change of control of the Company will be deemed to have occurred, and the owners of HotPlay prior to the HotPlay Share Exchange will obtain control of the Company (both as to the board of directors and voting control over the Company). Additionally, the HotPlay Exchange Agreement requires all but three of our current directors to resign and the appointment of four new directors, which are to be nominated by the principal stockholder of HotPlay, and such principal stockholder and Monaker are required to mutually agree on a seventh, eight and nineth director who will be independent, unless otherwise agreed by the parties (one of which is currently anticipated to be one of Monaker’s current directors). Additionally, the new stockholders obtaining shares in the HotPlay Share Exchange will exercise control in determining the outcome of all corporate transactions or other matters, including the election and removal of directors, mergers, consolidations, the sale of all or substantially all of our assets, and also the power to prevent or cause a further change in control. Any investors who purchase shares or hold shares prior to the HotPlay Share Exchange will be minority stockholders and as such will have little to no say in the direction of the Company and the election of directors. Additionally, it will be difficult if not impossible for investors to remove the directors appointed by the prior owners of HotPlay, which will mean they will remain in control of who serves as officers of the Company as well as whether any changes are made in the board of directors. An owner of the Company’s securities should keep in mind that your shares, and your voting of such shares, will likely have little effect on the outcome of corporate decisions.

Upon the closing of the HotPlay Share Exchange we plan to transition the majority of our business operations to those of HotPlay.

While we plan to continue to operate in the travel industry, and through Longroot, following the closing of the HotPlay Share Exchange, we anticipate that the more significant portion of our assets and operations will be related to in-game advertising. We have no experience operating as an in-game advertising company and our operations in such industry will be subject to all of the risks of any new business in a new industry. Our change in business structure may not be successful. Additionally, such new controlling stockholders, directors and officers may not be able to properly manage our new direction. If our new management fails to properly manage and direct our operations, we may be forced to scale back or abandon our operations, which may cause the value of our common stock to decline or become worthless.

We will be subject to business uncertainties and contractual restrictions while the HotPlay Share Exchange is pending.

Uncertainty about the effect of the HotPlay Share Exchange on employees and partners may have an adverse effect on us. These uncertainties may impair our ability to attract, retain and motivate key personnel until the HotPlay Share Exchange is completed, and could cause partners and others that deal with us to seek to change existing business relationships, cease doing business with us or cause potential new partners to delay doing business with us until the HotPlay Share Exchange has been successfully completed or terminated. Retention of certain employees may be challenging during the pendency of the HotPlay Share Exchange, as certain employees may experience uncertainty about their future roles or compensation structure. If key employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with the business, our business following the HotPlay Share Exchange could be negatively impacted. In addition, the HotPlay Share Exchange restricts us from making certain acquisitions and taking other specified actions until the HotPlay Share Exchange is completed without certain consents and approvals. These restrictions may prevent us from pursuing attractive business opportunities that may arise prior to the completion of the HotPlay Share Exchange.

The HotPlay Share Exchange limits our ability to pursue alternatives to the HotPlay Share Exchange.

The HotPlay Share Exchange contains provisions that could adversely impact competing proposals to acquire us. These provisions include the prohibition on us generally from soliciting any acquisition proposal or offer for a competing transaction. These provisions might discourage a third party that might have an interest in acquiring all or a significant part of our company from considering or proposing an acquisition, even if that party were prepared to pay consideration with a higher value than the current proposed consideration payable pursuant to the HotPlay Share Exchange.

The HotPlay Exchange Agreement may be terminated in accordance with its terms and the HotPlay Share Exchange may not be completed.

The HotPlay Exchange Agreement is subject to several conditions that must be fulfilled in order to complete the HotPlay Share Exchange. These conditions to the closing of the HotPlay Share Exchange may not be fulfilled and, accordingly, the HotPlay Share Exchange may not be completed. In addition, the parties to the HotPlay Exchange Agreement can generally terminate such agreement if the transactions contemplated thereby do not close by May 31, 2021, under certain other conditions if the terms of the HotPlay Share Exchange are breached, and the parties can mutually decide to terminate the HotPlay Exchange Agreement at any time. In addition, the Company and the counterparties to the HotPlay Exchange Agreement may elect to terminate the HotPlay Exchange Agreement in certain other circumstances.

Litigation could prevent or delay the closing of the HotPlay Share Exchange or otherwise negatively impact the business and operations of the Company.

The Company may incur costs in connection with the defense or settlement of any stockholder lawsuits filed in connection with the HotPlay Share Exchange. Such litigation could have an adverse effect on the financial condition and results of operations of the Company and could prevent or delay the consummation of the HotPlay Share Exchange. Such litigation, affecting HotPlay and/or the HotPlay Stockholders, could delay or prevent the closing of the HotPlay Share Exchange.

Certain of the Company’s warrant holders will need to approve the HotPlay Share Exchange or agree to modify such warrants, or such warrant holders will have the right to require the Company to repurchase such warrants upon the closing of the HotPlay Share Exchange.

Certain of the Company’s outstanding warrants agreements include provisions which allow such holders the right, following a fundamental transaction, such as the HotPlay Share Exchange, to require the Company to repurchase such securities at their Black Scholes values, which repurchase amounts may be significant and may be several times more than the exercise prices of such warrants, even if they are significantly out-of-the-money. As a result, in the event such warrant holders do not consent to the HotPlay Share Exchange, exercise their warrants prior to the date of closing of the HotPlay Share Exchange, or otherwise agree to modify such warrants, the Company may be forced to expend significant resources repurchasing such warrants and the funding for such repurchases may not be available on favorable terms, if at all, and/or such conditions and requirements may ultimately prevent the HotPlay Share Exchange from closing.

Termination of the HotPlay Share Exchange could negatively impact the Company.

In the event the HotPlay Share Exchange is terminated, our business may have been adversely impacted by our failure to pursue other beneficial opportunities due to the focus of management on the HotPlay Share Exchange, and the market price of our common stock might decline to the extent that the current market price reflects a market assumption that the HotPlay Share Exchange will be completed. If the HotPlay Share Exchange is terminated and our board of directors seeks another acquisition or business combination, our stockholders cannot be certain that we will be able to find a party willing to offer equivalent or more attractive consideration than the consideration provided for by the HotPlay Share Exchange.

The combined company is required to re-meet the initial listing standards of The NASDAQ Capital Market in order to close the HotPlay Share Exchange.

The closing of the HotPlay Share Exchange requires that the Company requalify for initial listing on The NASDAQ Capital Market, pursuant to the applicable guidance and requirements of NASDAQ as of the date of the closing of the HotPlay Share Exchange. The NASDAQ Capital Market initial listing standards include more stringent requirements than The NASDAQ Capital Market continued listing standards. The NASDAQ Capital Market initial listing standards require that issuers meeting one of the following tests: (1) $750,000 of pre-tax income (in either the last fiscal year or two of the three most recent years), $5 million of public float, $4 million of stockholders’ equity and a minimum closing price of $3 per share; (2) $15 million of public float, $5 million of stockholders’ equity, a $3 per share price and 2 years of operating history; or (3) a $50 million market cap; $15 million of public float, $4 million of stockholders’ equity, and a $2 per share price, plus in each case 300 round lot stockholders and 1,000,000 shares of total public float, with at least half of such required number of round lot stockholders holding unregistered securities with a minimum value of $2,500.

While we believe that we will meet the initial listing requirements of NASDAQ following the closing of the HotPlay Share Exchange, if we cannot, we will not be able to close the HotPlay Share Exchange as currently contemplated.

Failure to complete the HotPlay Share Exchange could negatively impact our stock price and future business and financial results.

If the HotPlay Share Exchange is not completed, our ongoing business may be adversely affected and we would be subject to a number of risks, including the following:

●           we will not realize the benefits expected from the HotPlay Share Exchange, including a potentially enhanced competitive and financial position, expansion of assets and therefore opportunities, and will instead be subject to all the risks we currently face as an independent company;

●           we may experience negative reactions from the financial markets and our partners and employees;

●           the HotPlay Share Exchange places certain restrictions on the conduct of our business prior to the completion of the HotPlay Share Exchange or the termination of the HotPlay Share Exchange. Such restrictions, the waiver of which is subject to the consent of the counterparties to such agreement, may prevent us from making certain acquisitions, taking certain other specified actions or otherwise pursuing business opportunities during the pendency of the HotPlay Share Exchange; and

●           matters relating to the HotPlay Share Exchange (including integration planning) may require substantial commitments of time and resources by our management, which would otherwise have been devoted to other opportunities that may have been beneficial to us as an independent company.

Significant costs are expected to be incurred in connection with the consummation of the HotPlay Share Exchange and integration of the Company and HotPlay into a single business, including legal, accounting, financial advisory and other costs.

If the HotPlay Share Exchange is consummated, the Company and HotPlay expect to incur significant costs in connection with integrating their operations and personnel. These costs may include costs for:

●      employee redeployment, relocation or severance;

●      integration of information systems; and

●      reorganization or closures of facilities.

In addition, the Company and HotPlay expect to incur a number of non-recurring costs associated with combining the operations of the two companies, which cannot be estimated accurately at this time. The Company and HotPlay will also incur transaction fees and other costs related to the HotPlay Share Exchange. Additional unanticipated costs may be incurred in the integration of the businesses of the Company and HotPlay. Although the Company and HotPlay expect that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, may offset incremental transaction and transaction-related costs over time, this net benefit may not be achieved in the near term, or at all. There can be no assurance that the Company and HotPlay will be successful in these integration efforts.

The conversion of the HotPlay Notes into common stock pursuant to their terms, will cause immediate and substantial dilution.

In certain situations, the HotPlay Notes automatically convert into common stock of the Company at a conversion price of $2.00 per share. If converted in full as of the date of this prospectus, without taking into account accrued interest, which also converts into common stock at a conversion price of $2.00 per share, HotPlay would be issued an aggregate of 7,500,000 shares of common stock (subject to the NASDAQ Limitation). Such issuance would result in immediate and substantial dilution to the interests of other stockholders.

Risks Relating to Longroot Thailand

Cryptocurrency exchanges and other trading venues are relatively new.

When cryptocurrency exchanges or other trading venues are involved in fraud or experience security failures or other operational issues, such events could result in a reduction in cryptocurrency prices, impact the success of Longroot Thailand and have a material adverse effect on the ability of Longroot Thailand to continue as a going concern, which correspondingly could harm the business, prospects and operations of the Company. Cryptocurrency market prices depend, directly or indirectly, on the prices set on exchanges and other trading venues, which are new and, in most cases, largely unregulated as compared to established, regulated exchanges for securities, commodities or currencies. In the event Longroot Thailand faces fraud, security failures, operational issues or similar events, such factors would have a material adverse effect on the ability of Longroot Thailand to continue as a going concern, which could have a material adverse effect on the business, prospects or operations of Longroot Thailand.

Longroot Thailand’s business may be adversely affected by market uncertainty or lack of confidence among investors.

Longroot Thailand’s revenues are derived from the participation in fundraising activities via the issuance of crypto tokens through its Initial Coin Offering (ICO) Portals. Uncertain economic and market conditions, and other poor geopolitical conditions, may adversely affect investor confidence and business activities of potential clients. This could result in declines in size and number of fundraises, which would likely negatively impact Longroot Thailand’s results of operations.

Regulatory changes or actions may alter the nature of the Company’s ownership of Longroot Thailand or restrict the use of cryptocurrencies in a manner that adversely affects Longroot Thailand’s business, prospects or operations.

As cryptocurrencies have grown in both popularity and market size, governments around the world have reacted differently to cryptocurrencies, with certain governments deeming them illegal while others have allowed their use and trade. Thailand, where Longroot Thailand is regulated, is the first country to approve a legal initial coin offering (“ICO”) portal for issuers. Under Thai Securities and Exchange Commission (“Thai SEC”) regulation, all crypto token issuance in Thailand must be approved by the Thai SEC and carried out via an approved ICO Portal such as Longroot Thailand. Governments may in the future take regulatory actions that prohibit or severely restrict the right to acquire, own, hold, sell, use or trade cryptocurrencies or to exchange cryptocurrencies for fiat currency. Similar actions by governments or regulatory bodies could impact the ability of Longroot Thailand to continue to operate and such actions could affect the ability of Longroot Thailand to continue as a going concern, which could have a material adverse effect on the business, prospects or operations of the Company.

Furthermore, tokens issued by Longroot Thailand may be classified as securities depending on the nature of the token and the regulatory frameworks of the respective jurisdictions. Longroot Thailand’s activities may be subject to securities regulations in different jurisdictions, which could limit its business activity, such as limits on the personnel it can issue tokens to, and this may negatively impact Longroot Thailand’s profitability. In addition, compliance with existing laws and regulations, will involve significant amounts of time, including that of Longroot Thailand’s senior leaders and that of dedicated compliance personnel, all of which might negatively impact Longroot Thailand’s results of operations.

The development and acceptance of cryptographic and algorithmic protocols governing the issuance of and transactions in cryptocurrencies are subject to a variety of factors that are difficult to evaluate.

The use of cryptocurrencies to, among other things, buy and sell goods and services and complete transactions, is part of a new and rapidly evolving industry that employs digital assets based upon a computer-generated mathematical and/or cryptographic protocol. The growth of this industry in general, and the use of cryptocurrencies in particular, is subject to a high degree of uncertainty, and the slowing or stopping of the development or acceptance of developing protocols may occur and is unpredictable.

Longroot Thailand’s coins might be used for illegal or improper purposes, which could expose Longroot Thailand to additional liability and harm its business.

Longroot Thailand’s coins remain susceptible to potentially illegal or improper uses as criminals are using increasingly sophisticated methods to engage in illegal activities involving internet services, such as money laundering, terrorist financing, drug trafficking, human trafficking, illegal online gaming, romance and other online scams, prohibited sales of pharmaceuticals, fraudulent sale of goods or services, piracy of software, movies, music and other copyrighted or trademarked goods, unauthorized uses of credit and debit cards or bank accounts and similar misconduct. Coinholders may also encourage, promote, facilitate or instruct others to engage in illegal activities. If the measures Longroot Thailand has taken are too restrictive and inadvertently screen proper transactions, this could diminish customer experience which could harm its business. Thailand’s business could be harmed if customers use its system for illegal or improper purposes.

Acceptance and/or widespread use of cryptocurrency is uncertain.

Currently, there is a relatively small use of cryptocurrencies in the retail and commercial marketplace for goods or services. In comparison, there is relatively large use by speculators contributing to price volatility. The relative lack of acceptance of cryptocurrencies in the retail and commercial marketplace limits the ability of end-users to use them to pay for goods and services. Such lack of acceptance or decline in acceptances would have a material adverse effect on the ability of Longroot Thailand to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on the business, prospects or operations of Longroot Thailand and ultimately the Company.

There are cyber security risks related to cryptocurrency trading.

Trading platforms and third-party service providers may be vulnerable to hacking or other malicious activity. As with any computer code generally, flaws in cryptocurrency codes may be exposed to such negative activities. Several errors and defects have been found previously, including those that disabled some functionality for users of cryptocurrency trading platforms and exposed such users’ personal information. Flaws in and exploitations of the source code allowing malicious actors to take or create money have previously occurred. Any of the above events effecting Longroot Thailand may adversely affect its operations and results of operations and ultimately have a material adverse effect on the Company.

Competing blockchain platforms and technologies may cause consumers to use alternative distributed ledgers.

The development and acceptance of competing blockchain platforms or technologies may cause consumers to use alternative distributed ledgers or an alternative to distributed ledgers altogether. This may adversely affect Longroot Thailand.

Future regulatory changes affecting Longroot Thailand are unable to predict.

Digital assets in Thailand are regulated under the Securities and Exchange Commission of Thailand, and are subject to comprehensive statutes, regulations and margin requirements. In addition, the Securities and Exchange Commission of Thailand is authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of digital assets both inside and outside Thailand is a rapidly changing area of law and is subject to modification by government and judicial action. Digital assets also currently face an uncertain regulatory landscape in various jurisdictions. Various foreign jurisdictions may, in the near future, adopt laws, regulations or directives that affect digital assets and its users, particularly digital asset operators and service providers that fall within such jurisdictions’ regulatory scope. Such laws, regulations or directives may conflict with those of Thailand and may negatively impact the acceptance of digital assets by users, merchants and service providers outside of Thailand and may therefore impede the growth of the digital asset economy. The effect of any future domestic or foreign regulatory change on the Longroot Thailand is unable to be predicted, but such change could be substantial and adverse to Longroot Thailand’s operations and prospects.

Risks Relating to this Offering:

You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

Because the price per share of our common stock being offered is higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the public offering price of $              per share and the net tangible book value of the common stock of $0.63 per share as of November 30, 2020, if you purchase shares of common stock in this offering, you will suffer dilution of $              per share in the net tangible book value of the common stock. See “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase our common stock in the offering.

Management will have broad discretion as to the use of the proceeds from this offering, and may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that may not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

There may be future sales of our common stock, which could adversely affect the market price of our common stock and dilute a stockholder’s ownership of common stock.

The exercise of the underwriters’ over-allotment option, the exercise of (a) any options granted to executive officers and other employees under our equity compensation plans and (b) of any warrants, and other issuances of our common stock could have an adverse effect on the market price of the shares of our common stock. Other than the restrictions set forth in the section titled “Underwriting,” we are not restricted from issuing additional shares of common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive shares of common stock, provided that we are subject to the requirements of the Nasdaq Capital Market (which generally requires stockholder approval for any transactions which would result in the issuance of more than 20% of our then outstanding shares of common stock or voting rights representing over 20% of our then outstanding shares of stock). Sales of a substantial number of shares of our common stock in the public market or the perception that such sales might occur could materially adversely affect the market price of the shares of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Accordingly, our stockholders bear the risk that our future offerings will reduce the market price of our common stock and dilute their stock holdings in us.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing our shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

Future sales of our common stock could cause our stock price to decline.

If our stockholders sell substantial amounts of our common stock in the public market, the market price of our common stock could decrease significantly. The perception in the public market that our stockholders might sell shares of our common stock could also depress the market price of our common stock. Up to $100,000,000 in total aggregate value of securities have been registered by us on a “shelf” registration statement on Form S-3 (File No. 333-224309) that we filed with the Securities and Exchange Commission on April 17, 2018, and which was declared effective on July 2, 2018. When including securities sold in this offering, there is still an aggregate of over $____________ in securities which will be eligible for sale in the public markets from time to time, subject to the requirements of Form S-3, which limits us, until such time, if ever, as our public float exceeds $75 million, from selling securities in a public primary offering under Form S-3 with a value exceeding more than one-third of the aggregate market value of the common stock held by non-affiliates of the Company every twelve months. Additionally, if our existing stockholders sell, or indicate an intention to sell, substantial amounts of our common stock in the public market, the trading price of our common stock could decline significantly. The market price for shares of our common stock may drop significantly when such securities are sold in the public markets. A decline in the price of shares of our common stock might impede our ability to raise capital through the issuance of additional shares of our common stock or other equity securities.

CAPITALIZATION

The following table sets forth our capitalization as of November 30, 2020:

●	on an actual basis;

●
on a pro forma basis, to give effect to the sale of 3,542,000 shares of common stock (when including the over-allotment option which was exercised in full) at a public offering price of $2.50 per share, pursuant to the Company’s underwritten public offering completed on December 31, 2020;

●
on an as adjusted basis, to give effect to the sale by us, in this Offering, of shares of common stock at a public offering price of $ per share, after deducting underwriting discounts and fees and estimated offering expenses payable by us.

You should read this table together with the “Use of Proceeds” section included in this prospectus, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and our consolidated financial statements and related notes included in our Annual Report on Form 10-K for the year ended February 29, 2020 and our Quarterly Report on Form 10-Q for the quarter ended November 30, 2020, each of which are incorporated by reference into this prospectus.

	As of November 30, 2020 (In thousands, except share and per share amounts) (unaudited)
	Actual	Pro Forma	Pro Forma As Adjusted
Cash	$3,596	$15,266	$

Stockholders’ equity:
Series A Preferred Stock, $0.01 par value; 3,000,000 authorized; no shares issued and outstanding at November 30, 2020 on an actual, pro forma, and adjusted basis	—	—	—
Series B Preferred Stock, $0.00001 par value; 10,000,000 authorized; 10,000,000 shares issued and outstanding at November 30, 2020 on an actual, pro forma, and adjusted basis	100	100	100
Series C Preferred Stock, $0.00001 par value; 3,828,500 authorized; 3,828,500 shares issued and outstanding at November 30, 2020 on an actual, pro forma, and adjusted basis	38	38	38
Common stock, $.00001 par value; 500,000,000 shares authorized; 14,811,089, 18,353,089 and shares issued and outstanding at November 30, 2020, on an actual, pro forma, and adjusted basis, respectively	$148	$184	$
Additional paid-in capital	142,634	154,268
Accumulated deficit	(122,956)	(122,956)
Total stockholders’ equity	$19,678	$31,496	$

The number of issued and outstanding shares as of November 30, 2020, in the table (except otherwise indicated):

●	assumes no exercise by the underwriters of their over-allotment option;

●	excludes 3,170,921 shares of common stock issuable upon the exercise of outstanding warrants to purchase shares of common stock at a weighted-average exercise price of $2.48 per share; and

●	excludes 1,387,529 shares of our common stock that are reserved for equity awards that may be granted under our equity incentive plans.

 Additionally, the actual, and as adjusted capitalization in the table above as of November 30, 2020, does not take into account the (a) $10 million in HotPlay Notes sold in March 2021 (as described in greater detail above under “Prospectus Supplement Summary—Recent Material Events—HotPlay and Axion Share Exchanges”); (b) the sale of the March 2021 Streeterville Note or related transactions (as described in greater detail above under “Prospectus Supplement Summary—Recent Material Events—March 2021 Streeterville Note Purchase”); (c) the Convertible Promissory Notes (as described in greater detail above under “Prospectus Supplement Summary—Recent Material Events—Convertible Promissory Notes”); or (d) the January 2021 acquisition of 51% of Reinhart in consideration for $10.8 million (as described in greater detail above under “Prospectus Supplement Summary—Recent Material Events—Reinhart Interactive TV AG Acquisition”).

DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the public offering price per share and the pro forma net tangible book value per share of our common stock after this offering.

Our net tangible book value as of November 30, 2020 was approximately $9.4 million, or $0.63 per share of common stock. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares of common stock outstanding.

The pro forma net tangible book value of our common stock as of November 30, 2021, to give effect to the sale of 3,542,000 shares of common stock (when including the over-allotment option which was exercised in full) at a public offering price of $2.50 per share, pursuant to the Company’s underwritten public offering completed on December 31, 2020, was approximately $16.4 million, or $0.89 per common stock share. Net tangible book value per share represents our total tangible assets, less our total liabilities, divided by the number of outstanding shares of our common stock.

Dilution in net tangible book value per share of common stock represents the difference between the public offering price per share of our common stock and the adjusted net tangible book value per share of our common stock after giving effect to this offering. After giving effect to the sale of                     shares of our common stock in this offering at the public offering price of $                     per share of common stock, and after deducting the underwriting discount and commissions and estimated offering expenses payable by us, our adjusted net tangible pro forma book value per share of our common stock at November 30, 2020 would have been approximately $                     million, or $                     per share of common stock. This represents an immediate increase in net tangible book value per share of our common stock of approximately $                     per share of common stock to existing stockholders and an immediate dilution of approximately $                     per share of common stock to purchasers in this offering. All calculations of dilution in this prospectus supplement assume the sale of all of the shares of common stock offered in this offering. The following table illustrates this per-share dilution:

Public offering price per share of common stock
Net tangible book value per share as of November 30, 2020	$0.63
Increase attributable to December 2020 underwritten offering	0.26
Pro forma net tangible book value per share as of November 30, 2020	0.89
Increase per share attributable to this offering	$
As adjusted net tangible book per share after this offering		$
Dilution per share to investors participating in this offering		$

The information above is as of November 30, 2020:

●	assumes no exercise by the underwriters of their over-allotment option;

●	excludes 3,170,921 shares of common stock issuable upon the exercise of outstanding warrants to purchase shares of common stock at a weighted-average exercise price of $2.48 per share; and

●	excludes 1,387,529 shares of our common stock that are reserved for equity awards that may be granted under our equity incentive plans.

Additionally, the actual, and as adjusted capitalization in the table above as of November 30, 2020, does not take into account the (a) $10 million in HotPlay Notes sold in March 2021 (as described in greater detail above under “Prospectus Supplement Summary—Recent Material Events—HotPlay and Axion Share Exchanges”); (b) the sale of the March 2021 Streeterville Note or related transactions (as described in greater detail above under “Prospectus Supplement Summary—Recent Material Events—March 2021 Streeterville Note Purchase”); (c) the Convertible Promissory Notes (as described in greater detail above under “Prospectus Supplement Summary—Recent Material Events—Convertible Promissory Notes”); or (d) the January 2021 acquisition of 51% of Reinhart in consideration for $10.8 million (as described in greater detail above under “Prospectus Supplement Summary—Recent Material Events—Reinhart Interactive TV AG Acquisition”).

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of our capital stock as of May 13, 2021, referred to in the table below as the “Beneficial Ownership Date”, and as adjusted to reflect the sale of our shares offered by us in this Offering assuming no exercise of the underwriters’ option to purchase additional shares, by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of any class of our securities;

●	each of our directors;

●	each of our named executive officers; and

●	all directors and executive officers as a group.

The column titled “Percentage of Shares Beneficially Owned—Before Offering” is based on a total of 19,739,703 shares of our common stock outstanding as of the Beneficial Ownership Date. The column titled “Percentage of Shares Beneficially Owned—After Offering” is based on                shares of our common stock to be outstanding after this offering, including the                 shares of our common stock that we are selling in this offering, but not including any exercise (i) by the underwriters of their option to purchase up to               additional shares of common stock, and (ii) any shares of common stock issuable upon conversion of our outstanding Series B Preferred Stock and Series C Preferred Stock, which are not currently convertible.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, ordinary shares subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of the Beneficial Ownership Date are deemed outstanding but are not deemed outstanding for computing the percentage ownership of any other person.

The Company’s Series B Preferred Stock and Series C Preferred Stock is non-voting, and is not convertible into common stock until the stockholders of the Company have approved the issuance thereof, and as such, the ownership of such preferred stock has not been included in the table below.

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, (a) the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws; and (b) no person owns more than 5% of our common stock. Unless otherwise indicated, the address for each of the officers or directors listed in the table below is 1560 Sawgrass Corporate Parkway, Suite 130, Sunrise, Florida 33323.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned (1)	Percent of Common Stock Outstanding Before Offering (2)	Percent of Common Stock Outstanding After Offering (2)
Executive Officers and Directors
William Kerby	898,622(3)	4.5%
Sirapop “Kent” Taepakdee	27,500	*
Tim Sikora	28,000	*
Donald P. Monaco	1,994,034(4)	10.1%
Simon Orange	481,649(5)	2.4%
Pasquale “Pat” LaVecchia	177,232	*
Doug Checkeris	161,250	*
Rupert Duchesne	50,833	*
Robert “Jamie” Mendola, Jr.	526,439	2.3%
Alexandra C. Zubko	47,055	*

All Executive Officers and Directors as a Group (10 persons)	4,392,614	22.3%

5% Stockholders

IDS, Inc. (6)	1,968,000	10.0%

* Less than 1%.

(1)	Includes options, warrants and convertible securities exercisable or convertible for common stock within 60 days of the Beneficial Ownership Date.

(2)
Before offering percentages are based on 19,739,703 shares of common stock outstanding as of the Beneficial Ownership Date and after offering percentages assume the sale of                   shares of common stock in this Offering.

(3)
William Kerby holds 670,872 shares of common stock and warrants to purchase 15,300 shares of common stock of the Company individually. Mr. Kerby is deemed to own 80,000 shares held by In-Room Retail Systems, LLC, which entity he owns. On April 7, 2021, the Board of Directors of the Company, consistent with Mr. Kerby’s employment agreement, which provides for Mr. Kerby to receive a base salary of $400,000 per year, and an annual bonus payable at the discretion of the Board of Directors, of up to 100% of his base salary (50% based on meeting short term goals and 50% based on meeting long-term goals), and other bonuses which may be granted from time to time in the discretion of the Board of Directors, agreed to award Mr. Kerby a discretionary bonus for fiscal 2021 of $400,000, which is payable in cash or shares of common stock, at Mr. Kerby’s option, under the Company’s Amended and Restated 2017 Equity Incentive Plan (the “Plan”), with a conversion price of $3.02 per share, the closing sales price of the Company’s common stock on the date the Board of Directors approved such bonus. If Mr. Kerby exercises his right to receive the entire bonus in shares of common stock, he would be due 132,450 shares of common stock, which shares of common stock are included in his beneficial ownership above.

(4)
Donald P. Monaco beneficially owns (i) 934,224 shares of common stock owned by the Donald P. Monaco Insurance Trust (the “Trust”), and (ii) 822,302 shares are beneficially owned by Monaco Investment Partners II, LP (“MI Partners”). Mr. Monaco also individually owns 237,508 shares of common stock of the Company. Mr. Monaco is the managing general partner of MI Partners and trustee of the Trust. Mr. Monaco disclaims beneficial ownership of all shares held by the Trust and MI Partners in excess of his pecuniary interest, if any.

(5)
Simon Orange holds 234,542 shares of common stock individually. Mr. Orange is deemed to own 186,557 shares of common stock and warrants to purchase 60,550 shares of common stock of the Company held by Charcoal Investment LTD, which entity he owns.

(6)
Address: 21781 Ventura Blvd Ste. 231, Woodland Hills, California 91634. The shares held in the name of IDS, Inc. are beneficially owned by Ari Daniels, the Chief Executive Officer of IDS, Inc. (“IDS”). Based on information reported on Schedule 13G filed by IDS, Inc. with the SEC on October 3, 2019, which has not been independently verified. On April 27, 2020, the Company filed a verified complaint for injunctive relief against IDS and certain other defendants affiliated with IDS in the Circuit Court of the Seventeenth Judicial Circuit in and for Broward County, Florida. Pursuant to the complaint, the Company alleges causes of action against the defendants, including IDS, based on among other things, fraud, conspiracy to commit fraud, aiding and abetting fraud, rescission, and breach of contract, and seeks a temporary and permanent injunction against the defendants, requiring such persons to return the 1,968,000 shares of common stock disclosed above to the Company and preventing such persons from selling or transferring any shares, seeks damages from the defendants, rescission of an Intellectual Property Purchase Agreement (“IP Purchase Agreement”) pursuant to which the shares were issued, attorneys fees and other amounts. The complaint was filed as a result of IDS’s failure to deliver certain intellectual property assets which were acquired by the Company from IDS in August 2019, certain other actions of IDS and the other defendants which the Company alleges constitutes fraud and to seek to unwind the IP Purchase Agreement and provide damages to the Company due to IDS’s and the other defendants’ breaches thereunder. The action is still pending as of the date of this prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

Description of Common Stock

We have authorized capital stock consisting of 500,000,000 shares of common stock, $0.00001 par value per share and 100,000,000 shares of preferred stock, $0.00001 par value per share. As of May 13, 2021, we had 19,739,703 shares of common stock outstanding and approximately 438 stockholders of record.

The following summary of certain provisions of our common stock does not purport to be complete. You should refer to our Articles of Incorporation (as amended) and our Bylaws (as amended), both of which have been filed with the SEC, and have been incorporated by reference as exhibits to our Annual Report on Form 10-K (see also “Where You Can Find More Information” beginning on page S-37, below). The summary below is also qualified by provisions of applicable law.

Each share of our common stock is entitled to equal dividends and distributions per share with respect to the common stock when, as and if declared by our board of directors. No holder of any shares of our common stock has a preemptive right to subscribe for any of our securities, nor are any shares of our common stock subject to redemption or convertible into other securities. Upon liquidation, dissolution or winding-up of the Company, and after payment to our creditors and preferred stockholders, if any, our assets will be divided pro rata on a share-for-share basis among the holders of our common stock. Each share of our common stock is entitled to one vote on all stockholder matters. Shares of our common stock do not possess any cumulative voting rights.

The presence of the persons entitled to vote of 33 1/3% of the outstanding voting shares on a matter before the stockholders constitutes the quorum necessary for the consideration of the matter at a stockholders’ meeting.

Except as otherwise required by law, the Articles of Incorporation, or any certificate of designations, (i) at all meetings of stockholders for the election of directors, a plurality of votes cast are sufficient to elect such directors; (ii) any other action taken by stockholders are be valid and binding upon the Company if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, at a meeting at which a quorum is present, except that adoption, amendment or repeal of the Bylaws by stockholders requires the vote of a majority of the shares entitled to vote; and (iii) broker non-votes and abstentions are considered for purposes of establishing a quorum but not considered as votes cast for or against a proposal or director nominee. Each stockholder has one vote for every share of stock having voting rights registered in his or her name, except as otherwise provided in any preferred stock designation setting forth the right of preferred stock stockholders.

The common stock does not have cumulative voting rights, which means that the holders of 51% of the common stock voting for election of directors can elect 100% of our directors if they choose to do so.

Description of Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by our board of directors prior to the issuance of any shares thereof. Preferred stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by the board of directors prior to the issuance of any shares thereof.

The powers, preferences and relative, participating, optional and other special rights of each class or series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

Series A Convertible Preferred Stock

The holders of record of shares of Series A Preferred Stock are entitled to vote on all matters submitted to a vote of the stockholders of the Company and are entitled to one hundred (100) votes for each share of Series A Preferred Stock. Each share of Series A Preferred Stock is redeemable at $1.00 per share. The Series A Preferred Stock is entitled to a 10% annual dividend, payable as, when and if, declared by the board of directors, payable on the first day of April, July, October and January.

Per the terms of the Amended and Restated Certificate of Designations relating to the Series A Preferred Stock, subject to the availability of authorized and unissued shares of Series A Preferred Stock, the holders of Series A Preferred Stock may, by written notice to the Company:

●	elect to convert all or any part of such holder’s shares of Series A Preferred Stock into common stock at a conversion rate of the lower of:
(a) $62.50 per share; or
(b) at the lowest price the Company has issued stock as part of a financing.
●
convert all or part of such holder’s shares (excluding any shares issued pursuant to conversion of unpaid dividends) into debt obligations of the Company, secured by a security interest in all of the assets of the Company and its subsidiaries, at a rate of $62.50 of debt for each share of Series A Preferred Stock.

In the event of any liquidation, dissolution or winding up of this Company, either voluntary or involuntary (any of the foregoing, a “liquidation”), holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Company to the holders of the common Stock or any other series of preferred stock by reason of their ownership thereof an amount per share equal to $1.00 for each share (as adjusted for any stock dividends, combinations or splits with respect to such shares) of Series A Preferred Stock held by each such holder, plus the amount of accrued and unpaid dividends thereon (whether or not declared) from the beginning of the dividend period in which the liquidation occurred to the date of liquidation. Additionally, each holder of Series A Preferred Stock holds a security interest in substantially all of our assets in order to secure our obligations in connection with such Series A Preferred Stock.

On July 9, 2013, the Company amended the Certificate of Designations for the Company’s Series A Preferred Stock to allow for conversion into Series C Preferred stock to grant to a holder of the Series A Preferred Stock the option to:

●           elect to convert all or any part of such holder’s shares of Series A Preferred Stock into shares of the Company’s Series C Convertible Preferred Stock, par value $0.00001 per share (which has since been withdrawn and is no longer designated), at a conversion rate of five (5) shares of Series A Preferred Stock for every one (1) share of Series C Preferred Stock; or to allow conversion into common stock at the lowest price the Company has issued stock as part of a financing to include all financings such as new debt and equity financing and stock issuances as well as existing debt conversions into stock.

On February 28, 2014, the Company’s Series A Preferred Stock stockholders agreed to authorize a change to the Certificate of Designations of the Series A Preferred Stock to lock the conversion price to the lower of (a) a fixed price of $2.50 per share; and (b) the lowest price the Company has issued stock as part of a financing after January 1, 2006.

Except for transfers to family members, or trusts for the benefit of Series A Preferred Stock holders, no holder of Series A Preferred Stock is able to transfer his/her/its shares of Series A Preferred Stock.

There are currently no shares of Series A Preferred Stock issued or outstanding.

Series B Convertible Preferred Stock

In connection with the Axion Exchange Agreement, Monaker filed a certificate of designation of its Series B Convertible Preferred Stock with the Secretary of State of Nevada on November 13, 2020, which was amended and restated by an amended and restated certificate of designation of its Series B Convertible Preferred Stock, filed with the Secretary of State of Nevada on January 8, 2021 (as amended and restated, the “Series B Designation”). The Series B Designation designated 10,000,000 shares of Series B Preferred Stock, $0.00001 par value per share (“Series B Preferred Stock”). The Series B Preferred Stock has the following rights:

Dividend Rights. The Series B Preferred Stock does not accrue dividends.

Liquidation Preference. The Series B Designation provides that the Series B Preferred Stock has a liquidation preference which is (a) pari passu with respect to the Company’s common stock and Series C Preferred Stock; and (b) junior to all current and future senior indebtedness of the Company. If the Company determines to liquidate, dissolve or wind-up its business and affairs, the Company will prior to or concurrently with the closing, effectuation or occurrence of any such action, pay the holders of the Series B Preferred Stock, pari passu with the holders of the Series C Preferred Stock and common stock, an amount equal to $0.9272121 per share, or $9,272,121 in aggregate.

Conversion Rights. Each share of Series B Preferred Stock is automatically convertible on the Approval Date (defined below), into 0.74177 shares of common stock. For the purposes of the following sentence:

●
“Approval Date” means the later of (a) the fifth business day after the approval by Monaker’s stockholders of the Axion Preferred Conversion; (b) the business day that the Company has affected a reverse stock split of its outstanding common stock subsequent to the approval by Monaker’s stockholders of the Axion Preferred Conversion, to the extent such reverse stock split is deemed necessary by a Majority In Interest (defined below); (c) the date that NASDAQ has approved the continued listing of the Company’s common stock on NASDAQ following the closing of the HotPlay Share Exchange; and (d) the closing of the HotPlay Share Exchange.

●
“Majority In Interest” means holders holding a majority of the then aggregate shares of Series B Preferred Stock issued and outstanding or the majority of the then aggregate shares of Series C Preferred Stock issued and outstanding, depending on which class of preferred stock holders are approving such matter.

Additionally, the maximum number of shares of common stock to be issued in connection with the conversion of all of the outstanding shares of Series B Preferred Stock and Series C Preferred Stock shares (and upon conversion or exercise of any other securities required to be aggregated with the Series B Preferred Stock and Series C Preferred Stock shares pursuant to the applicable rules and requirements of NASDAQ), cannot exceed such number of shares of common stock that would violate applicable listing rules of NASDAQ in the event the Company’s stockholders do not approve the issuance of the common stock issuable in connection with such conversion.

Voting Rights. The Series B Preferred Stock have no voting rights on general matters to come before the stockholders of the Company; however, the Company is prohibited from undertaking any of the following actions without the approval of a Majority In Interest:

(a)       Increasing or decreasing (other than by redemption or conversion) the total number of authorized shares of Series B Preferred Stock;

(b)       Re-issuing any shares of Series B Preferred Stock converted pursuant to the terms of the Series B Designation;

(c)       Effecting an exchange, reclassification, or cancellation of all or a part of the Series B Preferred Stock;

(d)       Effecting an exchange, or creating a right of exchange, of all or part of the shares of another class of shares into shares of Series B Preferred Stock;

(e)       Issuing any shares of Series B Preferred Stock other than pursuant to the Axion exchange agreement;

(f)       Altering or changing the rights, preferences or privileges of the shares of Series B Preferred Stock so as to affect adversely the shares of such series; or

(g)       Amending or waiving any provision of the Company’s articles of incorporation or bylaws relative to the Series B Preferred Stock so as to affect adversely the shares of Series B Preferred Stock in any material respect as compared to holders of other series of shares.

Redemption Rights. The Series B Preferred Stock does not have any redemption rights.

Series C Convertible Preferred Stock

In connection with the Axion exchange agreement, Monaker filed a certificate of designation of its Series C Convertible Preferred Stock with the Secretary of State of Nevada on November 13, 2020 (the “Series C Designation”). The Series C Designation, which was approved by the Board of Directors of the Company on November 12, 2020, designates 3,828,500 shares of Series C Preferred Stock, $0.00001 par value per share of the Company (“Series C Preferred Stock”). The Series C Preferred Stock has the following rights:

Dividend Rights. The Series C Preferred Stock does not accrue dividends.

Liquidation Preference. The Series C Designation provides that the Series C Preferred Stock has a liquidation preference which is (a) pari passu with respect to the Company’s common stock and Series B Preferred Stock; and (b) junior to all current and future senior indebtedness of the Company. If the Company determines to liquidate, dissolve or wind-up its business and affairs, the Company will prior to or concurrently with the closing, effectuation or occurrence any such action, pay the holders of the Series C Preferred Stock, pari passu with the holders of the Series B Preferred Stock and common stock, an amount equal to $2.00 per share, or $7,657,000 in aggregate.

Conversion Rights. Each share of Series C Preferred Stock is automatically convertible on the Approval Date (defined and described above under “Series B Convertible Preferred Stock”), into one share of common stock (adjustable for stock splits and similar recapitalizations).

Additionally, the maximum number of shares of common stock to be issued in connection with the conversion of all of the outstanding shares of Series C Preferred Stock and Series B Preferred Stock shares (and upon conversion or exercise of any other securities required to be aggregated with the Series C Preferred Stock and Series B Preferred Stock shares pursuant to the applicable rules and requirements of NASDAQ), cannot exceed such number of shares of common stock that would violate applicable listing rules of NASDAQ in the event the Company’s stockholders do not approve the issuance of the common stock issuable in connection with such conversion.

Voting Rights. The Series C Preferred Stock have no voting rights on general matters to come before the stockholders of the Company; however, the Company is prohibited from undertaking any of the following actions without the approval of a Majority In Interest:

(a)       Increasing or decreasing (other than by redemption or conversion) the total number of authorized shares of Series C Preferred Stock;

(b)       Re-issuing any shares of Series C Preferred Stock converted pursuant to the terms of the Series C Designation;

(c)       Effecting an exchange, reclassification, or cancellation of all or a part of the Series C Preferred Stock;

(d)       Effecting an exchange, or creating a right of exchange, of all or part of the shares of another class of shares into shares of Series C Preferred Stock;

(e)       Issuing any shares of Series C Preferred Stock other than pursuant to the A&R Axion Exchange Agreement;

(f)       Altering or changing the rights, preferences or privileges of the shares of Series C Preferred Stock so as to affect adversely the shares of such series; or

(g)       Amending or waiving any provision of the Company’s articles of incorporation or bylaws relative to the Series C Preferred Stock so as to affect adversely the shares of Series C Preferred Stock in any material respect as compared to holders of other series of shares.

Redemption Rights. The Series C Preferred Stock does not have any redemption rights.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Colonial Stock Transfer Co, Inc.

NASDAQ Capital Market

Our common stock is listed on the NASDAQ Capital Market under the symbol “MKGI.”

Anti-Takeover Provisions Under the Nevada Revised Statutes

Certain provisions of Nevada law, and our Articles of Incorporation and our Bylaws, each as amended and subject, where applicable as described below, our opting out of certain provisions of Nevada law, contain provisions that could make the following transactions more difficult: acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Business Combinations

Sections 78.411 to 78.444 of the Nevada revised statues (the “NRS”) prohibit a Nevada corporation from engaging in a “combination” with an “interested stockholder” for three years following the date that such person becomes an interested stockholder and place certain restrictions on such combinations even after the expiration of the three-year period. With certain exceptions, an interested stockholder is a person or group that owns 10% or more of the corporation’s outstanding voting power (including stock with respect to which the person has voting rights and any rights to acquire stock pursuant to an option, warrant, agreement, arrangement, or understanding or upon the exercise of conversion or exchange rights) or is an affiliate or associate of the corporation and was the owner of 10% or more of such voting stock at any time within the previous three years.

A Nevada corporation may elect not to be governed by Sections 78.411 to 78.444 by a provision in its Articles of Incorporation. We have such a provision in our Articles of Incorporation, as amended, pursuant to which we have elected to opt out of Sections 78.411 to 78.444; therefore, these sections do not apply to us.

Control Shares

Nevada law also seeks to impede “unfriendly” corporate takeovers by providing in Sections 78.378 to 78.3793 of the NRS that an “acquiring person” shall only obtain voting rights in the “control shares” purchased by such person to the extent approved by the other stockholders at a meeting. With certain exceptions, an acquiring person is one who acquires or offers to acquire a “controlling interest” in the corporation, defined as one-fifth or more of the voting power. Control shares include not only shares acquired or offered to be acquired in connection with the acquisition of a controlling interest, but also all shares acquired by the acquiring person within the preceding 90 days. The statute covers not only the acquiring person but also any persons acting in association with the acquiring person.

A Nevada corporation may elect to opt out of the provisions of Sections 78.378 to 78.3793 of the NRS. We have no provision in our Articles of Incorporation pursuant to which we have elected to opt out of Sections 78.378 to 78.3793; therefore, these sections do not apply to us.

Removal of Directors

Section 78.335 of the NRS provides that 2/3rds of the voting power of the issued and outstanding shares of the Company are required to remove a director from office. As such, it may be more difficult for stockholders to remove directors due to the fact the NRS requires greater than majority approval of the stockholders for such removal.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock pursuant to our Articles of Incorporation, as amended, will make it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of the Company.

DESCRIPTION OF SECURITIES WE ARE OFFERING

In this offering, we are offering                     shares of common stock. The material terms and provisions of our common stock are described in the section entitled “Description of Capital Stock - Common Stock”, above.

USE OF PROCEEDS

We estimate the net proceeds to us from our sale of the common stock in this offering will be approximately $               million (after deducting the underwriting discount and estimated offering expenses payable by us), or approximately $               million if the underwriters exercise their over-allotment in full, based on an offering price of $               per share.

We currently intend to use the net proceeds from this offering, if any, to repay approximately $                 million owed under Secured Promissory Notes held by Streeterville Capital, LLC (“Streeterville”) sold in November 2020 and March 2021, discussed in greater detail below above under “Prospectus Supplement SummaryRecent Material EventsMarch 2021 Streeterville Note Purchase”, provide capital to IFEB in advance of the closing of the acquisition of control of IFEB, for general corporate purposes and working capital or for other purposes that the Board of Directors, in their good faith, deems to be in the best interest of the Company. We may also use all or a portion of the remaining net proceeds from this offering (after the payments described above) to fund possible investments in, or acquisitions of, complementary businesses, technologies or products, but we currently have no agreements or commitments with respect to any investment or acquisition.

Notwithstanding the above, the amounts and timing of our actual expenditures will depend on numerous factors. We may find it necessary or advisable to use portions of the net proceeds for other purposes, and we will have broad discretion in the application and allocation of the net proceeds from this offering. Pending the use of the net proceeds from this offering as described above, we intend to invest the proceeds in investment grade, interest-bearing instruments.

UNDERWRITING

We are offering the shares of common stock described in this prospectus supplement and the accompanying prospectus through the underwriters listed below. Kingswood Capital Markets, division of Benchmark Investments, Inc. (the “Representative”) is acting as sole bookrunner in this Offering. The underwriters named below have agreed to buy, subject to the terms of the underwriting agreement, the number of shares of common stock listed opposite its name below. The underwriters are committed to purchase and pay for all of the shares of common stock if any are purchased, other than those shares of common stock covered by the over-allotment option described below.

Name of Underwriters	Number ofShares
Kingswood Capital Markets

Total

The underwriters have advised us that they propose to offer the shares of common stock to the public at an offering price of $_________. The underwriters propose to offer the shares of common stock to certain dealers at the same price less a concession of not more than $_________. After the offering, these figures may be changed by the underwriters.

The common stock sold in this offering are expected to be ready for delivery on or about May    , 2021, against payment in immediately available funds. The underwriters may reject all or part of any order.

Our common stock trades on the Nasdaq Capital Market under the symbol “MKGI.”

The underwriting agreement provides that the obligation of the underwriters to purchase the shares of common stock offered by this prospectus supplement and the accompanying base prospectus is subject to the approval of certain legal matters by counsel for the representative and to certain other conditions. The foregoing description of the underwriter agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the underwriter agreement, a copy of which will be attached as an exhibit to a Current Report on Form 8-K filed with the SEC in connection with this offering and are incorporated herein by reference. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” on pages S-37 and S-38.

We have granted to the underwriters an option to purchase up to an additional             shares of common stock from us at the same price to the public, and with the same underwriting discount, as set forth in the table below. The underwriters may exercise this option any time during the 45-day period after the date of this prospectus supplement, but only to cover over-allotments, if any. To the extent the underwriters exercise the option, the underwriters will become obligated, subject to certain conditions, to purchase the shares of common stock for which they exercise the option.

The table below summarizes the underwriting discounts that we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the over-allotment option. In addition to the underwriting discount, we have agreed to pay up to $50,000 of the fees and expenses of the Representative of the underwriters, which may include the fees and expenses of counsel to the Representative and have agreed to pay the Representative a non-accountable expense reimbursement equal to 1% of the gross proceeds raised in this Offering. The fees and expenses of the Representative that we have agreed to reimburse are not included in the underwriting discounts set forth in the table below. The underwriting discount and reimbursable expenses the Representative will receive were determined through arms’ length negotiations between us and the Representative.

	Per Share	Total with no Over-Allotment	Total with Over-Allotment
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to us	$	$	$

We estimate that the total expenses of this offering, excluding underwriting discounts, will be $                . This includes $50,000 of the fees and expenses of the Representative and the 1% non-accountable fee reimbursement we agreed to pay the Representative of the underwriters. These expenses are payable by us.

We also have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

We, as well as our officers and directors have agreed, subject to limited exceptions, for a period of 30 days after the closing of this Offering, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of common stock or any securities convertible into or exchangeable for our common stock either owned as of the date of the underwriting agreement or thereafter acquired without the prior written consent of the Representative. The Representative may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

The Company has agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of the Company’s common stock or common stock equivalents for a period of forty-five days from the closing of the offering, other than certain exempt issuances including, but not limited to, securities issued pursuant to the Company’s equity compensation plans. The Company has also agreed not to effect or enter into an agreement to affect any issuance by the Company of common stock or common stock equivalents involving a Variable Rate Transaction (as defined in the Underwriting Agreement) for a period of ninety days from the closing of the offering.

Price Stabilization, Short Positions, and Penalty Bids

In connection with this offering, each underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, such underwriter may over-allot in connection with this offering by selling more securities than are set forth on the cover page of this prospectus. This creates a short position in our securities for such underwriter’s own accounts. The short position may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by such underwriter is not greater than the number of securities that it may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. To close out a short position, such underwriter may elect to exercise all or part of the over-allotment option. Such underwriter may also elect to stabilize the price of our securities or reduce any short position by bidding for, and purchasing, securities in the open market.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing a security in this offering because the underwriter repurchases that security in stabilizing or short covering transactions.

Finally, each underwriter may bid for, and purchase, shares of our securities in market-making transactions, including “passive” market-making transactions as described below.

These activities may stabilize or maintain the market price of our securities at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be affected on NASDAQ, in the over-the-counter market, or otherwise.

In connection with this offering, the underwriters and selling group members, if any, or their affiliates may engage in passive market-making transactions in our common stock immediately prior to the commencement of sales in this offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

●	a passive market maker may not affect transactions or display bids for our securities in excess of the highest independent bid price by persons who are not passive market makers;

●
net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker’s average daily trading volume in our common stock during a specified two-month prior period or 200 shares, whichever is greater, and must be discontinued when that limit is reached; and

●	passive market-making bids must be identified as such.

Determination of Offering Price

The public offering price of the securities we are offering was negotiated between us and the underwriters based on the trading of our common stock prior to the Offering, among other things. Other factors considered in determining the public offering price of the shares include the history and prospects of the Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the Offering and such other factors as were deemed relevant.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by the underwriters, or by their affiliates. Other than this prospectus in electronic format, the information on the underwriters’ websites and any information contained in any other websites maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriter, and should not be relied upon by investors.

Other than the prospectus in electronic or printed format, the information on the underwriters’ website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriters and should not be relied upon by investors.

Certain Relationships

From time to time, the underwriters and/or their affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services it has received and, may in the future receive, customary fees.

Except for the services provided in connection with this Offering and as described below, the underwriters have not provided any investment banking or other financial services during the 180-day period preceding the date of this prospectus, except as set forth below.

Kingswood Capital Markets, division of Benchmark Investments, Inc., acted as the sole placement agent for the Company on a “reasonable best efforts” basis, in connection with the July 2020 offering of 2 million shares of common stock at a public offering price of $2.00 per share and was paid $140,000 in placement agent fees in connection with such offering as described in greater detail in our Current Report on Form 8-K filed with the SEC on July 27, 2020, which is incorporated by reference into this prospectus.

Kingswood Capital Markets, division of Benchmark Investments, Inc., acted as joint book-running manager (together with Aegis Capital Corp.), in connection with the December 2020 underwritten public offering of 3,542,000 shares of common stock (when including the over-allotment option which was exercised in full) at a public offering price of $2.50 per share and was paid $ 531,300 as an underwriting discount in connection with such offering as described in greater detail in our Current Report on Form 8-K filed with the SEC on December 31, 2020, which is incorporated by reference into this prospectus.

Offers Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
LEGAL MATTERS

The McGeary Law Firm, P.C., Bedford, Texas, will issue an opinion with respect to the validity of the shares of common stock offered hereby. Ellenoff Grossman & Schole LLP, New York, New York is acting as counsel to the underwriters in this offering.

EXPERTS

The consolidated balance sheets of the Company as of February 29, 2020 and February 28, 2019, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended, appearing in the Company’s Annual Report on Form 10-K for the year ended February 29, 2020, have been audited by Thayer O’Neal Company, LLC, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as an expert in accounting and auditing.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, any interest, directly or indirectly, in our Company or any of our parents or subsidiaries, nor was any such person connected with us or any of our parents or subsidiaries, if any, as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov and on the “Stock Info” page of our website at www.monakergroup.com. Information on our web site is not a part of this prospectus, and we do not desire to incorporate by reference such information herein. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC like us. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov.

This prospectus supplement is part of the registration statement and the accompanying prospectus contained therein and does not contain all of the information included in the registration statement or the accompanying prospectus. Whenever a reference is made in this prospectus supplement to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement. You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any supplement or amendment hereto. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement and the accompanying prospectus. The securities offered under this prospectus supplement and the accompanying prospectus are offered only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and the accompanying prospectus, and any free writing prospectus, is accurate only as of the date of this prospectus supplement, the accompanying prospectus and any such free writing prospectus, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, or any free writing prospectus, or any sale of the securities.

This prospectus supplement and the accompanying prospectus constitute a part of a registration statement we filed with the SEC under the Securities Act. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the shares offered hereby, reference is hereby made to the registration statement. The registration statement may be inspected at the public reference facilities maintained by the SEC at the addresses set forth in the paragraph above. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus from the date on which we file that document. Any reports filed by us with the SEC (i) on or after the date of filing of the registration statement and (ii) on or after the date of this prospectus and before the termination of the offering of the securities by means of this prospectus will automatically update and, where applicable, supersede information contained in this prospectus or incorporated by reference into this prospectus.

We incorporate by reference the documents listed below, all filings filed by us pursuant to the Exchange Act after the date of the registration statement of which this prospectus forms a part, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the time that all securities covered by this prospectus have been sold; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K:

●	Our Annual Report on Form 10-K and Amendment No. 1 thereto on Form 10-K/A, for the fiscal year ended February 29, 2020, filed with the SEC on May 29, 2020 and June 25, 2020, respectively,

●
our Quarterly Report on Form 10-Q for the quarter ended May 31, 2020, filed with the SEC on July 13, 2020; our Quarterly Report on Form 10-Q for the quarter ended August 31, 2020, filed with the SEC on October 15, 2020; and our Quarterly Report on Form 10-Q for the quarter ended November 30, 2020, filed with the SEC on January 19, 2021;

●
Our Current Reports on Form 8-K and Form 8-K/A (other than information furnished rather than filed) filed with the SEC on March 17, 2020; March 30; 2020; April 9, 2020; April 29, 2020; May 13, 2020; June 12, 2020; July 8, 2020; July 23, 2020; July 27, 2020; September 8, 2020; September 24, 2020; October 1, 2020; October 5, 2020; October 29, 2020; November 6, 2020; November 18, 2020; November 19, 2020; November 27, 2020; December 14, 2020; December 18, 2020; December 31, 2020; January 7, 2021; January 11, 2021; January 13, 2021; February 26, 2021; March 22, 2021; March 26; 2021; April 6, 2021; April 7, 2021; April 8, 2021; April 9, 2021; April 19, 2021; and May 11, 2021; and

●	Our Definitive Proxy Statements on Schedule 14A, filed with the SEC on January 11, 2021 and March 4, 2021; and

●
The description of our common stock contained in our Registration Statement on Form S-1 (File No. 333-220619), as originally filed with the SEC on September 25, 2017, including any amendment or report filed for the purpose of updating such description.

These documents contain important information about us, our business and our financial condition. Copies of documents incorporated by reference, excluding exhibits except to the extent such exhibits are specifically incorporated by reference, are available from us without charge, upon oral or written request to:

Monaker Group, Inc.
1560 Sawgrass Corporate Parkway, Suite 130
Sunrise, Florida 33323
Attn: Sirapop ‘Kent’ Taepakdee, Secretary
Phone: (954) 888-9779
Fax: (954) 888-9082

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Act or the Exchange Act, excluding any information in those documents that are deemed by the rules of the SEC to be furnished but not filed, after the date of this prospectus and before the termination of this offering shall be deemed to be incorporated in this prospectus and to be a part hereof from the date of the filing of such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was included in this prospectus.

Statements made in this prospectus or in any document incorporated by reference in this prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all material respects by such reference.

We maintain an Internet website at www.monakergroup.com where the incorporated reports listed above can be accessed. Neither this website nor the information on this website is included or incorporated in, or is a part of, this prospectus.

PROSPECTUS

Monaker Group, Inc.

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common stock, preferred stock, debt securities, warrants, or a combination of these securities or units (collectively referred to as ”securities”) for an aggregate initial offering price of up to $100 million. This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. Any prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus as well as the documents incorporated or deemed to be incorporated by reference herein or therein before you purchase any of the securities offered hereby.

Securities may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market under the symbol “MKGI.” There is currently no market for the other securities we may offer. The prospectus supplement will contain information, where applicable, as to any other listing of the securities on the Nasdaq Capital Market or any other securities market or exchange covered by the prospectus supplement. Pursuant to Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. As of the date of this prospectus, the aggregate market value of our outstanding voting and nonvoting common equity held by non-affiliates of the Company (i.e., our public float) was approximately $12,979,952 and the total value of our entire voting and nonvoting common equity was approximately $28,615,823, each based on the closing price of the Company’s common stock on June 13, 2018, which closing price was $3.51 per share. We have offered and sold no securities pursuant to General Instruction I.B.6 of Form S-3 during the twelve calendar months prior to and including the date of this prospectus.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement. The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities.

Investing in our securities involves risks. You should carefully consider the risk factors beginning on page 8 of this prospectus and set forth in the documents incorporated by reference herein before making any decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 2, 2018.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We may provide information to you about the securities we are offering in three separate documents that progressively provide more detail:

●	this prospectus, which provides general information, some of which may not apply to your securities;

●
a prospectus supplement (including any free writing prospectus), which describes the terms of the securities, some of which may not apply to your securities and which may not include information relating to the prices of the securities being offered; and

●	if necessary, a pricing supplement, which describes the pricing terms of your securities.

If the terms of your securities vary among the pricing supplement, the prospectus supplement and the prospectus, you should rely on the information in the following order of priority:

●	the pricing supplement, if any;

●	the prospectus supplement; and

●	this prospectus.

We include cross-references in this prospectus and the prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the prospectus supplement provide the pages on which these captions are located.

Unless indicated in the applicable prospectus supplement, we have not taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering of the securities and the distribution of this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, the SEC or the Commission, utilizing a “shelf” registration process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus, either individually or in units, in one or more offerings up to a total dollar amount of $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information about the terms of that offering. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement and any related free writing prospectus thatwe may authorize to be provided to you is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read this prospectus and any prospectus supplement and free writing prospectus, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference” before making an investment decision. We may only use this prospectus to sell the securities if it is accompanied by a prospectus supplement.

You should rely only on the information included or incorporated by reference in this prospectus, the accompanying prospectus supplement and any free writing prospectus. We have not authorized any dealer, salesman or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, the accompanying prospectus supplement and any free writing prospectus are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offerto sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, and any free writing prospectus, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have previously filed with the SEC and incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement and any free writing prospectus is delivered or securities are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates. We will disclose any material changes in our affairs in a post-effective amendment to the registration statement of which this prospectus is a part, a prospectus supplement, free writing prospectus or a future filing with the Securities and Exchange Commission incorporated by reference in this prospectus. We do not imply or represent by delivering this prospectus that Monaker Group, Inc., or its business, financial condition or results of operations, are unchanged after the date on the front of this prospectus or that the information in this prospectus is correct at any time after such date.

Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the United States.

Our logo and some of our trademarks and tradenames are used in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of others. Solely for convenience, trademarks, tradenames and service marks referred to in this prospectus may appear without the ®, ™ and SM symbols. References to our trademarks, tradenames and service marks are not intended to indicate in any way that we will not assert to the fullest extent under applicable law our rights or the rights of the applicable licensors if any, nor that respective owners to other intellectual property rights will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

The market data and certain other statistical information used throughout this prospectus are based on independent industry publications, reports by market research firms or other independent sources that we believe to be reliable sources. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We are responsible for all of the disclosure contained in this prospectus, and we believe these industry publications and third-party research, surveys and studies are reliable. While we are not aware of any misstatements regarding any third-party information presented in this prospectus, their estimates, in particular, as they relate to projections, involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under, and incorporated by reference into, the section entitled “Risk Factors” beginning on page 8 of this prospectus and any accompanying prospectus supplement or free writing prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates. Some market and other data included herein, as well as the data of competitors as they relate to Monaker Group, Inc., is also based on our good faith estimates.

Unless the context otherwise requires, references in this prospectus and the accompanying prospectus supplement to “we,”“us,” “our,” the “Registrant,” the “Company,” “Monaker” and “Monaker Group” refer to Monaker Group, Inc. and its subsidiaries. In addition, unless the context otherwise requires, “FYE” refers to fiscal year end; “Exchange Act” refers to the Securities Exchange Act of 1934, as amended; “SEC” or the “Commission” refers to the United States Securities and Exchange Commission; and “Securities Act” refers to the Securities Act of 1933, as amended. All dollar amounts in this prospectus are in U.S. dollars unless otherwise stated. You should read the entire prospectus before making an investment decision to purchase our securities.

PROSPECTUS SUMMARY

The following summary highlights material information found in more detail elsewhere in, or incorporated by reference in, the prospectus. It does not contain all of the information you should consider. As such, before you decide to buy our securities, in addition to the following summary, we urge you to carefully read the entire prospectus and documents incorporated by reference herein, the prospectus supplement, and any free writing prospectus, especially the risks of investing in our securities as discussed under “Risk Factors” herein and therein. The following summary is qualified in its entirety by the detailed information appearing elsewhere in this prospectus.

Summary

We and our subsidiaries operate an online marketplace for the alternative lodging rental industry. Alternative lodging rentals (ALRs) are whole unit vacation homes or timeshare resort units that are fully furnished, privately owned residential properties, including homes, condominiums, villas and cabins, that property owners and managers rent to the public on a nightly, weekly or monthly basis. As an added feature to our ALR offerings, we also provide access to airline, car rental, hotel and activities products along with concierge tours and activities, at the destinations, that are catered to the traveler through our Maupintour products.

We provide a vacation rental platform with auxiliary services so travelers can purchase vacations through our sites; our NextTrip.com, Maupintour.com or EXVG.com (or through distributors the Company provides ALRs) while providing inquiries and bookings to property owners and managers. NextTrip serves three major constituents: (1) property owners and managers, (2) travelers, and (3) other distributors. Property owners and managers provide detailed listings of their properties to the Company with the goalof reaching a broad audience of travelers seeking ALRs. The property owners and managers provide us their properties, at a preferential net rate for each booking and, in return, their properties are listed for free as an available ALR on NextTrip.com (as well as other distributors who the Company has provided ALRs). Travelers visit NextTrip.com (as well as other distributors who the Company has provided ALRs) and are able to search and compare our large and detailed inventory of listings to find ALRs meeting their needs.

We are a technology driven travel and logistics company with ALR products as our distinguishing niche. The ALRs are owned and leased by third parties and are available to rent through our websites as well as other distributors who we have provided ALRs. Our services include critical elements such as technology, an extensive film library, media distribution, trusted brands and established partnerships that enhance product offerings and reach. We have video content, media distribution, key industry relationships and a prestigious Travel Brand as cornerstones for the development and planned deployment of core-technology on both proprietary and partnership platforms.

We sell travel services to leisure and corporate customers around the world. The primary focus is providing ALR options as well as providing schedule, pricing and availability information for booking reservations for airlines, hotels, rental cars, cruisesand other travel products such as sightseeing tours, show and event tickets and theme park passes. The Company sells these travel services both individually and as components of dynamically-assembled packaged travel vacations and trips. In addition, the Company provides content that presents travelers with information about travel destinations, maps and other travel details; this content information is the product of proprietary video-centered technology that allows the Company to create targeted travel videos from its film libraries. In April 2017, the Company introduced its new Travel Platform under the NextTrip brand. This platform continues to be improved with a focus on maximizing the consumer’s experience and assisting them in the decision and purchasing process.

The platform is a combination of proprietary and licensed technology that connects and searches large travel suppliers of alternative lodging inventories to present to consumers comprehensive and optimal alternatives at the most inexpensive rates to choose from.

The Company sells its travel services through various distribution channels. The primary distribution channel will be providing real-time bookable ALRs to other distributors (such as other travel companies’ websites and networks of third-party travel agents) who will sell the ALRs to their customers. The second distribution channel is through its own website at NextTrip.com and the NextTrip mobile application (“app”) as well as EXVG.com (which is anticipated to be operational prior to fiscal year end). The third distribution channel is selling travel services to customers through a toll-free telephone number designed to assist customers with complex or high-priced offerings of Maupintour.

Overview

We are a technology driven Travel Company with multiple divisions and brands, leveraging our principals with more than 65 years of operation in leisure travel. The Company has structured its travel assets to focus on the burgeoning $100 billion Alternative Lodging Travel space (according to LeisureLink), expected to increase to $169 billion by 2019 (as discussed below), through its state-of-the-art flagship platform NextTrip.com. We have amassed contracts representing over 1.2 million vacation rental properties for listing and display on the Company’s NextTrip booking platform utilizing rich content, imagery and high-quality video. The platform is designed to maximize the traveler’s experience and assist in the search, decision and purchasing process of alternative lodging and other travel related products. The NextTrip platform is powered by our proprietary booking engine which features real-time booking on the entire alternative lodging (vacation home rentals, resort residences, rooms and unused timeshares) inventory, whereas the industry standard and peer company sites mostly require requesting availability directly from the homeowner and waiting for a response or acceptance communication.

Additionally, the NextTrip platform has combined key features and functionality with advanced proprietary and licensed technology, to support vacationers travel needs with a vast array of airlines, hotels, rental cars, tours, activities, restaurants and alternative lodging suggestions thereby empowering consumers to search and create comprehensive vacation packages at one site – “Travel Made Easy!” The Company’s mission is to continue to expand the NextTrip offerings and to become the “one stop” vacation center, which we hope to achieve with key partnerships and established travel brands as cornerstones.

A January 2016 report by Research and Markets projected the global vacation rental market will reach $169 billion by 2019. In light of this projected remarkable growth, the Company recognized there would be significant opportunities in amassing ALR inventory into a real-time booking platform for supply to large and established OTA’s (“Online Travel Agent’s”) who, for the most part have not achieved access to this type of product and rapidly growing market segment. Our proprietary booking engine was designed and built to unlock these business-2-business (B2B) partnerships and handle significant transactional volumes. By providing our ALR products with real-time booking capabilities to existing OTA customers, the Company believes it has positioned itself to capture a meaningful percentage of their bookings.

*****

Additional information about us can be obtained from the documents incorporated by reference herein. See “Where You Can Find More Information.”

Our Contact Information

Our principal executive offices are located at 2893 Executive Park Drive, Suite 201, Weston, Florida 33331 and our telephone number is (954) 888–9779.

Additional information about us is available on our website at www.Monakergroup.com. We do not incorporate the information on or accessible through our websites into this prospectus, and you should not consider any information on, or that can be accessed through, our websites as part of this prospectus.

*****
THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES
UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

SECURITIES REGISTERED HEREBY THAT WE MAY OFFER

We may offer any of the following securities, either individually or in combination, with a total value of up to $100,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of the offering:

●	common stock;

●	preferred stock, in one or more series;

●	debt securities;

●	warrants to purchase shares of common stock, shares of preferred stock or debt securities; or

●	any combination of the foregoing securities, in units.

We refer to our common stock, preferred stock, debt securities, warrants, and units collectively in this prospectus as the “securities.” This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement and may provide a free writing prospectus that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;

●	aggregate offering price;

●	rates and times of payment of dividends, if any;

●	redemption, conversion or sinking fund terms, if any;

●	voting or other rights, if any;

●	conversion prices, if any; and

●	important federal income tax considerations.

We may sell the securities to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. We and our agents, underwriters and dealers reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents, underwriters or dealers, we will include in the applicable prospectus supplement:

●	the names of those agents, underwriters or dealers;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding over-allotment options, if any; and

●	the net proceeds to us.

Common Stock. We may offer shares of our common stock. Our common stock currently is listed on the Nasdaq Capital Market under the symbol “MKGI.” Shares of common stock that may be offered in this offering will, when issued and paid for, be fully paid and non-assessable.

Preferred Stock. We may offer shares of our preferred stock, in one or more series. Prior to the issuance of shares of each series, our Board of Directors will determine the rights, preferences, privileges and restrictions of such preferred stock series, and will adopt resolutions and file a certificate of designation with the Secretary of State of the State of Nevada. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, the following: any dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Convertible preferred stock will be convertible into shares of our common stock. Conversion may be mandatory or at your option and would be at prescribed conversion rates. Shares of preferred stock that may be offered in this offering will, when issued and paid for, be fully paid and non-assessable. If we elect to issue preferred stock, we will describe the specific terms of a particular series of preferred stock in the prospectus supplement relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the certificate of designation that describes the terms of any series of preferred stock we offer under this prospectus before the issuance of shares of that series of preferred stock. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of preferred stock being offered. We have summarized certain general features of the preferred stock under “Description of Preferred Stock.” We urge you to read the complete certificate of designations containing the terms of the applicable series of preferred stock, as well as the applicable prospectus supplement, and any related free writing prospectus that we may authorize to be provided to you, related to such series.

Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in themanner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

Any debt securities issued under this prospectus will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities under “Description of Debt Securities.” We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus isa part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants. We may issue warrants for the purchase of common stock, preferred stock in one or more series, and/or debt securities in one or more series. We may issue warrants independently or in combination with common stock, preferred stock, and/or debt securities. In this prospectus, we have summarized certain general features of the warrants under “Description of Warrants.” We urge you, however, to read the applicable prospectus supplement, and any related free writing prospectus that we may authorize to be provided to you, related to the particular series of warrants being offered, as well as the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that describe the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

Any warrants issued under this prospectus may be evidenced by warrant certificates. Warrants also may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if any, in the applicable prospectus supplement relating to a particular series of warrants.

Units. We may issue units representing any combination of common stock, preferred stock, debt securities and/or warrants from time to time. The units may be issued under one or more unit agreements. In this prospectus, we have summarized certain general features of the units.

We will incorporate by reference into the registration statement, of which this prospectus is a part, the form of unit agreement under which the units are designated, if any, describing the terms of the units we are offering before the issuance of the related units. We have summarized certain general features of the units under “Description of Units.” We urge you to read the prospectus supplements related to any units being offered, as well as the complete unit agreement, if any, designating the units.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will, and any free writing prospectus may, contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement and any information contained in any free writing prospectus, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended February 28, 2018, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission in the future. For more information, see “Incorporation of Certain Documents By Reference.” The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business and operations. If one or more of the possibilities described as risks actually occurs, our operating results and financial condition would likely suffer and the trading price of our securities could fall, causing you to lose some or all of your investment in the securities we are offering.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under, and incorporated by reference in, “Risk Factors” and elsewhere in this prospectus, including, but not limited to the fact that the officers and directors of the Company have the ability to exercise significant influence over the Company; our business depends substantially on property owners and managers renewing their listings; our long-term success depends, in part, on our ability to expand our property owner, manager and traveler bases outside of the United States and, as a result, our business is susceptible to risks associated with international operations; unfavorable changes in, or interpretations of, government regulations or taxation of the evolving ALR, Internet and e-commerce industries could harm our operating results; the market in which we participate is highly competitive, and we may be unable to compete successfully with our current or future competitors; ifwe are unable to adapt to changes in technology, our business could be harmed; we may be subject to liability for the activities of our property owners and managers, which could harm our reputation and increase our operating costs; our business has substantial indebtedness; and we have incurred significant losses to date and require additional capital which may not be available on commercially acceptable terms, if at all. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus, those documents incorporated by reference herein, and those documents which we have filed with the SEC as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

Forward-looking statements speak only as of the date of this prospectus or the date of any document incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus, as applicable. Except to the extent required by applicable law or regulation, we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date of this prospectus, any prospectus supplement or any free writing prospectus or to reflect the occurrence of unanticipated events.

You should also consider carefully the statements under and incorporated by reference in “Risk Factors” in this prospectus, any prospectus supplement, and other sections of this prospectus, and the documents we incorporate by reference or file as part of any prospectus supplement or free writing prospectus, which address additional facts that could cause our actual results to differ from those setforth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus, any prospectus supplement, any free writing prospectus, and the documents we incorporate by reference. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as otherwise required by law.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered in the prospectus and any prospectus supplement for future development, acquisitions, working capital and general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses and assets that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. Pending the uses described above, we intend to invest the net proceeds in short-term, interest bearing, investment-grade securities.

DESCRIPTION OF CAPITAL STOCK

We have authorized capital stock consisting of 500,000,000 shares of common stock, $0.00001 par value per share and 100,000,000 shares of preferred stock, $0.00001 par value per share (“Preferred Stock”).

As of the date of this prospectus, we have 8,152,656 shares of our common stock outstanding and no shares of Preferred Stock issued and outstanding, with 3,000,000 shares of Preferred Stock designated as shares of Series A 10% Cumulative Convertible Preferred Stock (“Series A Preferred” or “Series A Preferred Stock”).

The following description of our capital stock is a summary only and is subject to and qualified in its entirety by reference to the applicable provisions of the Nevada Revised Statutes, and our charter and by-laws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. Please refer to the “Where You Can Find More Information” section of this prospectus for directions on obtaining these documents. You should refer to, and read this summary together with, our Articles of Incorporation, designations of preferred stock and Bylaws, each as amended and restated from time to time, to review all of the terms of our capital stock. Our Articles of Incorporation and amendments thereto are incorporated by reference as exhibits to the registration statement of which this prospectus is a part and other reports incorporated by reference herein.

Common Stock

Each share of our common stock is entitled to equal dividends and distributions per share with respect to the common stock when, as and if declared by our Board of Directors. No holder of any shares of our common stock has a preemptive right to subscribe for any of our securities, nor are any shares of our common stock subject to redemption or convertible into other securities. Upon liquidation, dissolution or winding-up of the Company, andafter payment to our creditors and preferred stockholders, if any, our assets will be divided pro rata on a share-for-share basis among the holders of our common stock. Each share of our common stock is entitled to one vote on all stockholder matters. Shares of our common stock do not possess any cumulative voting rights.

The presence of the persons entitled to vote of 33 1/3% of the outstanding voting shares on a matter before the stockholders constitute the quorum necessary for the consideration of the matter at a stockholders’ meeting.

Except as otherwise required by law, the Articles of Incorporation, or any certificate of designations, (i) at all meetings of stockholders for the election of directors, a plurality of votes cast are sufficient to elect such directors; (ii) any other action taken by stockholders are valid and binding upon the Company if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, at a meeting at which a quorum is present, except that adoption, amendment or repeal of the Bylaws by stockholders requires the vote of a majority of the shares entitled to vote; and (iii) broker non-votes and abstentions are considered for purposes of establishing a quorum butnot considered as votes cast for or against a proposal or director nominee. Each stockholder has one vote for every share of stock having voting rights registered in his or her name, except as otherwise provided in any preferred stock designation setting forth the right of preferred stock stockholders.

The common stock does not have cumulative voting rights, which means that the holders of 51% of the common stock voting for election of directors can elect 100% of our directors if they choose to do so.

Preferred Stock

Shares of Preferred Stock may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by our Board of Directors (“Board of Directors”) prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof.

The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

Series A Convertible Preferred Stock

The holders of record of shares of Series A Preferred Stock are entitled to vote on all matters submitted to a vote of the stockholders of the Company and are entitled to one hundred (100) votes for each share of Series A Preferred Stock. Each share of Series A Preferred Stock is redeemable at $1.00 per share. The Series A Preferred Stock is entitled to a 10% annual dividend, payable as, when and if, declared by the Board of Directors, payable on the first day of April, July, October and January.

Per the terms of the Amended and Restated Certificate of Designations relating to the Series A Preferred Stock, subject to the availability of authorized and unissued shares of Series A Preferred Stock, the holders of Series A Preferred Stock may, by written notice to the Company:

●	elect to convert all or any part of such holder’s shares of Series A Preferred Stock into common stock at a conversion rate of the lower of:

(a)	$62.50 per share; or

(b)	at the lowest price the Company has issued stock as part of a financing.

●
convert all or part of such holder’s shares (excluding any shares issued pursuant to conversion of unpaid dividends) into debt obligations of the Company, secured by a security interest in all of the assets of the Company and its subsidiaries, at a rate of $62.50 of debt for each share of Series A Preferred Stock.

In the event of any liquidation, dissolution or winding up of this Company, either voluntary or involuntary (any of the foregoing, a “liquidation”), holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Company to the holders of the common Stock or any other series of Preferred Stock by reason of their ownership thereof an amount per share equal to $2.50 for each share (as adjusted for any stock dividends, combinations or splits with respect to such shares) of Series A Preferred Stock held by each such holder, plus the amount of accrued and unpaid dividends thereon (whether or not declared) from the beginning of the dividend period in which the liquidation occurred to the date of liquidation. Additionally, each holder of Series A Preferred Stock holds a security interest in substantially all of our assets in order to secure our obligations in connection with such Series A Preferred Stock.

Except for transfers to family members, or trusts for the benefit of Series A Preferred Stock holders, no holder of Series A Preferred Stock is able to transfer his/her/its shares of Series A Preferred Stock.

There are currently no shares of Series A Preferred Stock issued or outstanding.

Anti-Takeover Provisions Under The Nevada Revised Statutes

Certain provisions of Nevada law, and our Articles of Incorporation and our Bylaws (subject, where applicable as described below, our opting out of certain provisions of Nevada law), contain provisions that could make the following transactions more difficult: acquisition of us by means of a tender offer; acquisition of us by meansof a proxy contest or otherwise; or removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Business Combinations

Sections 78.411 to 78.444 of the Nevada revised statues (the “NRS”) prohibit a Nevada corporation from engaging in a “combination” with an “interested stockholder” for three years following the date that such person becomes an interested stockholder and place certain restrictions on such combinations even after the expiration of the three-year period. With certain exceptions, an interested stockholder is a person or group that owns 10% or more of the corporation’s outstanding voting power (including stock with respect to which the person has voting rights and any rights to acquire stock pursuant to an option, warrant, agreement, arrangement, or understanding or upon the exercise of conversion or exchange rights) or is an affiliate or associate of the corporation and was the owner of 10% or more of such voting stock at any time within the previous three years.

A Nevada corporation may elect not to be governed by Sections 78.411 to 78.444 by a provision in its Articles of Incorporation. We have such a provision in our Articles of Incorporation, as amended, pursuant to which we have elected to opt out of Sections 78.411 to 78.444; therefore, these sections do not apply to us.

Control Shares

Nevada law also seeks to impede “unfriendly” corporate takeovers by providing in Sections 78.378 to 78.3793 of the NRS that an “acquiring person” shall only obtain voting rights in the “control shares” purchased by such person to the extent approved by the other stockholders at a meeting. With certain exceptions, an acquiring person is one who acquires or offers to acquire a “controlling interest” in the corporation, defined as one-fifth or more of the voting power. Control shares include not only shares acquired or offered to be acquired in connection with the acquisition of a controlling interest, but also all shares acquired by the acquiring person within the preceding 90 days. The statute covers not only the acquiring person but also any persons acting in association with the acquiring person.

A Nevada corporation may elect to opt out of the provisions of Sections 78.378 to 78.3793 of the NRS. We have no provision in our Articles of Incorporation pursuant to which we have elected to opt out of Sections 78.378 to 78.3793; therefore, these sections do not apply to us.

Removal of Directors

Section 78.335 of the NRS provides that 2/3rds of the voting power of the issued and outstanding shares of the Company are required to remove a Director from office. As such, it may be more difficult for stockholders to remove Directors due to the fact the NRS requires greater than majority approval of the stockholders for such removal.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock pursuant to our Articles of Incorporation, as amended, will make it possible for our Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of the Company.

Transfer Agent

The transfer agent for our common stock is American Stock Transfer & Trust Company, 6201 15th Ave, Brooklyn, New York 11219, telephone (800) 937–5449.

Quotation on NASDAQ Capital Market

Our common stock is quoted on the NASDAQ Capital Market under the symbol “MKGI.”

DESCRIPTION OF PREFERRED STOCK

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. Such prospectus supplement will include:

●	the title and stated or par value of the preferred stock;

●	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

●	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

●	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

●	the provisions for a sinking fund, if any, for the preferred stock;

●	any voting rights of the preferred stock;

●
the provisions for redemption, if applicable, of the preferred stock and any restriction on the repurchase or redemption of shares by the Company while there is any arrearage in the payment of dividends or sinking fund installments;

●	any listing of the preferred stock on any securities exchange;

●
the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price or the manner of calculating the conversion price and conversion period;

●	if appropriate, a discussion of Federal income tax consequences applicable to the preferred stock; and

●	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

The terms, if any, on which the preferred stock may be convertible into or exchangeable for our common stock will also be stated in the prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder and/or at our option, and may include provisions pursuant to which the number of shares of our common stock to be received by the holders of preferred stock would be subject to adjustment.

When we issue shares of preferred stock, the shares will be fully paid and non-assessable, which means the full purchase price of the shares will have been paid and holders of the shares will not be assessed any additional monies for the shares. Unless the applicable prospectus supplement indicates otherwise, each series of the preferred stock will rank equally with any outstanding shares of our preferred stock and each other series of the preferredstock. Unless the applicable prospectus supplement states otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities which are issued by us, meaning, the holders of shares of preferred stock will have no right to buy any portion of the issued securities.

In addition, unless the applicable prospectus indicates otherwise, we will have the right to “reopen” a previous issue of a series of preferred stock by issuing additional preferred stock of such series.

The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act.” We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or “OID,” for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title and form of the debt securities;

●	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

●	the person to whom any interest on a debt security of the series will be paid;

●	the date or dates on which we must repay the principal;

●	the rate or rates at which the debt securities will bear interest;

●	the date or dates from which interest will accrue, and the dates on which we must pay interest;

●	the place or places where we must pay the principal and any premium or interest on the debt securities;

●	the terms and conditions on which we may redeem any debt security, if at all;

●	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

●	the denominations in which we may issue the debt securities;

●	the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

●	the currency in which we will pay the principal of and any premium or interest on the debt securities;

●	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

●
the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

●	if applicable, that the debt securities are defeasible and the terms of such defeasance;

●	if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, shares of our debt securities, common stock, or other securities or property;

●	whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;

●	the subordination provisions that will apply to any subordinated debt securities;

●
any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

●	any addition to or change in the covenants in the indentures; and

●	any other terms of the debt securities not inconsistent with the applicable indentures.

We may sell the debt securities at a substantial discount below their stated principal amount. We will describe U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An “original issue discount security” is any debt security sold for less than its face value, and which provides that the holder cannot receive the full face value if maturity is accelerated. The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default. In addition, we will describe U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the prospectus supplement.

●	the title of the series of debt securities;

●	any limit upon the aggregate principal amount that may be issued;

●	the maturity date or dates;

●	the form of the debt securities of the series;

●	the applicability of any guarantees;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

●
if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

●
the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●
if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●
the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●
any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

●
whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

●
if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option and/or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

●	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

●	any changes in or additions to the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

●
additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and accrued interest, if any, with respect to such securities to be due and payable;

●	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

●	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

●	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

●	whether interest will be payable in cash or additional debt securities at our or the holder’s option and the terms and conditions upon which the election may be made;

●
the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

●	any restrictions on transfer, sale or assignment of the debt securities of the series; and

●
any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion and Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indenture or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, we or the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●
if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

●
if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

●
if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series;and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●
subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee; and

●
the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

●	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale”;

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●
to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

●
to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

●
to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of any debt securities of any series;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	provide for payment;

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	pay principal of and premium and interest on any debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or “DTC,” or another depositary named by us and identified in a prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of such terms will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●
issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate thecorporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Defeasance

To the extent stated in the prospectus supplement, we may elect to apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of restrictive covenants, to the debt securities of any series. The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:

●	to maintain a registrar and paying agents and hold monies for payment in trust;

●	to register the transfer or exchange of the notes; and

●	to replace mutilated, destroyed, lost or stolen notes.

In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.

We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the notes may not be accelerated because of the occurrence of events of default.

To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the United States that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities. We may only establish this trust if, among other things:

●	no event of default shall have occurred or be continuing;

●
in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

●
in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

●	we satisfy other customary conditions precedent described in the applicable indenture.

Notices

We will mail notices to holders of debt securities as indicated in the prospectus supplement.

Title
We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

General

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or in combination with common stock, preferred stock or debt securities, or as a part of units, offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that describe the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of the warrants;

●	the designation and terms of the common stock, preferred stock or debt securities that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

●	the dates on which the right to exercise the warrants shall commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material U.S. federal income tax considerations;

●	the anti-dilution provisions of the warrants, if any;

●	the redemption or call provisions, if any, applicable to the warrants;

●	any provisions with respect to a holder’s right to require us to repurchase the warrants upon a change in control; and

●	any additional material terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of warrants will not be entitled to:

●	vote, consent or receive dividends;

●	receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

●	exercise any rights as shareholders of the Company.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement or free writing prospectus at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant or warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent, if applicable, in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of any warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to any warrant agent.

Upon receipt of the required payment and any warrant certificate properly completed and duly executed at the corporate trust office of any warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by a warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in caseof any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Amendments and Supplements to Warrant Agreements

We and the relevant warrant agent may, with the consent of the holders of at least a majority in number of the outstanding unexercised warrants affected, modify or amend the warrant agreement and the terms of the warrants. However, the warrant agreements may be amended or supplementedwithout the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants. Notwithstanding the foregoing, no such modification or amendment may, without the consent of the holders of each warrant affected:

●	reduce the amount receivable upon exercise, cancellation or expiration;

●	shorten the period of time during which the warrants may be exercised;

●	otherwise materially and adversely affect the exercise rights of the beneficial owners of the warrants; or

●	reduce the percentage of outstanding warrants whose holders must consent to modification or amendment of the applicable warrant agreement or the terms of the warrants.

Anti-dilution and Other Adjustments

Unless otherwise indicated in the applicable prospectus supplement, the exercise price of, and the number of shares of common stock covered by a warrant, are subject to adjustment in certain events, including:

●	the issuance of common stock as a dividend or distribution on the common stock;

●	subdivisions and combinations of the common stock (or as applicable to warrants to purchase preferred stock and the preferred stock);

●
the issuance to all holders of common stock of capital stock rights entitling them to subscribe for or purchase common stock within 45 days after the date fixed for the determination of the stockholders entitled to receive such capital stock rights, at less than the current market price; and

●
the distribution to all holders of common stock of evidence of our indebtedness or assets (excluding certain cash dividends and distributions described below) or rights or warrants (excluding those referred to above).

We may, in lieu of making any adjustment in the exercise price of, and the number of shares of common stock covered by, a warrant, make proper provision so that each holder of such warrant who exercises such warrant (or any portion thereof):

●	before the record date for such distribution of separate certificates, shall be entitled to receive upon such exercise, shares of common stock issued with capital stock rights; and

●
after such record date and prior to the expiration, redemption or termination of such capital stock rights, shall be entitled to receive upon such exercise, in addition to the shares of common stock issuable upon such exercise, the same number of such capital stock rights as would a holder of the number of shares of common stock that such warrants so exercised would have entitled the holder thereof to acquire in accordance with the terms and provisions applicable to the capital stock rights if such warrant was exercised immediately prior to the record date for such distribution.

Common stock owned by or held for our account or for the account of any of our majority owned subsidiaries will not be deemed outstanding for the purpose of any adjustment.

No adjustment in the exercise price of, and the number of shares of common stock covered by, a warrant will be made for regular quarterly or other periodic or recurring cash dividends or distributions of cash dividends or distributions to the extent paid from retained earnings. Except as stated above, the exercise price of, and the number of shares of common stock covered by, a warrant will not be adjusted for the issuance of common stock or any securities convertible into or exchangeable for common stock, or securities carrying the right to purchase any of the foregoing.

In the case of a reclassification or change of the common stock, a consolidation or merger involving us or sale or conveyance to another corporation of our property and assets as an entirety or substantially as an entirety, in each case as a result of which holders of our common stock shall be entitled to receive stock, securities, other property or assets (including cash) with respect to or in exchange for such common stock, the holders of the warrants then outstanding will be entitled thereafterto convert such warrants into the kind and number of shares of stock and amount of other securities or property which they would have received upon such reclassification, change, consolidation, merger, sale or conveyance had such warrants been exercised immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of Florida.

DESCRIPTION OF UNITS

We may issue, in one more series, units consisting of common stock, preferred stock, debt securities and/or warrants for the purchase of common stock, preferred stock and/or debt securities in any combination in such amounts and in such numerous distinct series as we determine. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security, or warrant included in each unit, respectively.

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, and any unit agent and any of their agents, may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of a particular series will be described in the prospectus supplement.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the units and unit agreements will be governed by and construed in accordance with the laws of the State of Florida.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

●	the performance of third party service providers;

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under the section entitled “Special Situations When a Global Security Will Be Terminated” in this prospectus. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

●
an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

●
an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

●
an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

●
we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

●
the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well;

●
financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities; and

●	There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

●
if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

●	directly to investors, including through a specific bidding, auction or other process or in privately negotiated transactions;

●	to investors through agents;

●	directly to agents;

●	to or through brokers or dealers;

●	to the public through underwriting syndicates led by one or more managing underwriters;

●	to one or more underwriters acting alone for resale to investors or to the public;

●
through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	through agents on a best-efforts basis; and

●	through a combination of any such methods of sale.

We may also sell the securities offered by this prospectus in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act.

Sales may be affected in transactions:

●
on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, including the Nasdaq Capital Market in the case of shares of our common stock;

●	in the over-the-counter market;

●	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

●	through the writing of options; or

●	through the settlement of short sales.

We will provide in the applicable prospectus supplement the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

●	the name or names of any underwriters, dealers or agents;

●	the amount of securities underwritten;

●	the purchase price of the securities and the proceeds to us from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any material relationships between the underwriters and the Company; and

●	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions.

Any underwritten offering may be on a best efforts or a firm commitment basis. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at varying prices determined at the time of sale, or at prices determined as the applicable prospectus supplement specifies.

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of common stock of the Company, which are listed on the Nasdaq Capital Market. Any common stock sold pursuant toa prospectus supplement will be listed on the Nasdaq Capital Market, subject to official notice of issuance and where applicable, subject to the requirements of the Nasdaq Capital Market (which generally require shareholder approval for any transactions which would result in the issuance of more than 20% of our then outstanding shares of common stock or voting rights representing over 20% of our then outstanding shares of stock). We may elect to list any series of debt securities or preferred stock, on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with any derivative transaction, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us insettlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

PROSPECTUS SUPPLEMENTS

This prospectus provides you with a general description of the proposed offering of our securities. Each time that we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may add to, update, or change information contained in this prospectus and should be read as superseding this prospectus. You should read both this prospectus, any prospectus supplement and any free writing prospectus, together with additional information described under the heading “Where You Can Find More Information.”

The prospectus supplement will describe the terms of any offering of securities, including the offering price to the public in that offering, the purchase price and net proceeds of that offering, and the other specific terms related to that offering of securities.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by The Loev Law Firm, PC. Additional legal matters may be passed upon for us, any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated balance sheets of the Company as of February 28, 2018 and February 28, 2017, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the years then ended, appearing in the Company’s Annual Report on Form 10-K for the year ended February 28, 2018, have been audited by LBB & Associates Ltd., LLP, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the securities was employed on a contingency basis, or had, or is to receive, any interest, directly or indirectly, in our Company or any of our parents or subsidiaries, nor was any such person connected with us or any of our parents or subsidiaries, if any, as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov and on the “Stock Info” page of our website at www.monakergroup.com. Information on our web site is not part of this prospectus, and we do not desire to incorporate by reference such information herein. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. You can also obtain copies of the documents upon the payment of a duplicating fee to the SEC. Please call the SEC at 1–800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC like us. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement.

This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and documents. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus from the date on which we file that document. Any reports filed by us with the SEC (i) on or after the date of filing of the registration statement and (ii) on or after the date of this prospectus and before the termination of the offering of the securities by means of this prospectus will automatically update and, where applicable, supersede information contained in this prospectus or incorporated by reference into this prospectus.

We incorporate by reference the documents listed below, all filings filed by us pursuant to the Exchange Act after the date of the registration statement of which this prospectus forms a part prior to effectiveness of such registration statement, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the time that all securities covered by this prospectus have been sold; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K:

●	Our Annual Report on Form 10-K for the fiscal year ended February 28, 2018, filed with the SEC on June 13, 2018;

●	Our Definitive Information Statement on Schedule 14C relating to a Written Consent in Lieu of the 2017 Annual Meeting of Stockholders, filed with the SEC on September 14, 2017;

●	Our Quarterly Reports on Form 10-Q for the quarterly periods ended May 31, 2017, August 31, 2017 and November 30, 2017, filed with the SEC on July 14, 2017, October 23, 2017 and January 18, 2018;

●
Our Current Reports on Form 8-K and Form 8-K/A (other than information furnished rather than filed) filed with the SEC on August 1, 2017, August 14, 2017, September 5, 2017, September 21, 2017, September 25, 2017, November 17, 2017, November 27, 2017, January 5, 2018, January 16, 2018, February 5, 2018, February 12, 2018, February 22, 2018, March 5, 2018, June 6, 2018, and June 22, 2018; and

●
The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on February 21, 2018 (File No. 001–38402) pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

These documents contain important information about us, our business and our financial condition. Copies of documents incorporated by reference, excluding exhibits except to the extent such exhibits are specifically incorporated by reference, are available from us without charge, upon oral or written request to:

Monaker Group, Inc.
2893 Executive Park Drive, Suite 201
Weston, Florida 33331
Attn: Omar Jimenez, Secretary
Phone: (954) 888-9779
Fax: (954) 888-9082

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding any information in those documents that are deemed by the rules of the SEC to be furnished but not filed, after the date of the filing of this prospectus and before the termination of this offering shall be deemed to be incorporatedin this prospectus and to be a part hereof from the date of the filing of such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was included in this prospectus.

Statements made in this prospectus or in any document incorporated by reference in this prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all material respects by such reference.

We maintain an Internet website at www.monakergroup.com where the incorporated reports listed above can be accessed. Neither this website nor the information on this website is included or incorporated in, or is a part of, this prospectus.

Shares of Common Stock

PRELIMINARY PROSPECTUS SUPPLEMENT

Kingswood Capital Markets
division of Benchmark Investments, Inc.

May       , 2021